UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
P3 Health Partners Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P3 Health Partners Inc.
NOTICE & PROXY STATEMENT
Annual Meeting of Stockholders
December 16, 2022
9:00 a.m. (Pacific time)
P3 HEALTH PARTNERS INC.
2370 Corporate Circle, Suite 300
Henderson, Nevada 89074

November 3, 2022
To Our Stockholders:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of P3 Health Partners Inc. at 9:00 a.m. Pacific time, on Friday, December 16, 2022. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 3 of the proxy statement for more information about how to attend the meeting online.
Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,

Sherif Abdou, M.D.
Chief Executive Officer, Director and Co-Founder

P3 HEALTH PARTNERS INC.
2370 Corporate Circle, Suite 300
Henderson, Nevada 89074
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FRIDAY, DECEMBER 16, 2022
The Annual Meeting of Stockholders (the “Annual Meeting”) of P3 Health Partners Inc., a Delaware corporation (the “Company”), will be held at 9:00 a.m. Pacific time on Friday, December 16, 2022. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PIII2022 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:
•
To elect Sherif Abdou, M.D., Greg Kazarian and Greg Wasson as Class I Directors to serve until the 2025 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified;

•	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of our Class A common stock and Class V common stock as of the close of business on October 25, 2022 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a purpose germane to the meeting for a period of ten days before the Annual Meeting at the Company’s principal place of business, located at 2370 Corporate Circle, Suite 300, Henderson, Nevada 89074. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors

Jessica Puathasnanon
Chief Legal Officer, General Counsel and Secretary
Henderson, Nevada
November 3, 2022
iv

P3 HEALTH PARTNERS INC.
2370 Corporate Circle, Suite 300
Henderson, Nevada 89074
PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation by the Board of Directors of P3 Health Partners Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Friday, December 16, 2022 (the “Annual Meeting”), at 9:00 a.m. Pacific time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PIII2022 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of outstanding shares of our capital stock, composed of Class A common stock, $0.0001 par value per share, and Class V common stock, $0.0001 par value per share (collectively, the “Common Stock”), as of the close of business on October 25, 2022 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. Each share of our Class A common stock and each share of our Class V common stock entitles its holders to one vote per share on all matters presented to our stockholders generally. As of the Record Date, there were 41,578,890 shares of Class A common stock and 202,024,923 shares of Class V common stock outstanding and entitled to vote at the Annual Meeting.
This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2021 (the “2021 Annual Report”) will be released on or about November 3, 2022 to our stockholders on the Record Date.
In this proxy statement, “P3”, “Company”, “we”, “us”, and “our” refer to P3 Health Partners Inc.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON FRIDAY, DECEMBER 16, 2022
This Proxy Statement and our 2021 Annual Report are available at http://www.proxyvote.com/
Proposals
At the Annual Meeting, our stockholders will be asked:
•
To elect Sherif Abdou, M.D., Greg Kazarian and Greg Wasson as Class I Directors to serve until the 2025 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified;

•	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holder named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Recommendations of the Board
The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board recommends that you vote:
•	FOR the election of Sherif Abdou, M.D., Greg Kazarian and Greg Wasson as Class I Directors; and
•	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holder named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Information About This Proxy Statement
Why you received this proxy statement. You are viewing or have received these proxy materials because P3’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, P3 is making this proxy statement and its 2021 Annual Report available to its stockholders electronically via the Internet. On or about November 3, 2022, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2021 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2021 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING OF STOCKHOLDERS
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is October 25, 2022. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of our Class A common stock and each outstanding share of our Class V common stock is entitled to one vote for all matters before the Annual Meeting. Holders of Class A common stock and holders of Class V common stock vote together as a single class on any matter (including the election of directors) that is submitted to a vote of our stockholders, unless otherwise required by law or our Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”). At the close of business on the Record Date, there were 41,578,890 shares of Class A common stock and 202,024,923 shares of Class V common stock outstanding and entitled to vote at the Annual Meeting.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority of the voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
Who can attend the Annual Meeting?
You may attend the Annual Meeting online only if you are a P3 stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/PIII2022. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m. Pacific time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific time, 15 minutes prior to the meeting start time, and you should allow ample time for the check-in procedures.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws (“Bylaws”) to adjourn the meeting, without the vote of stockholders. The affirmative vote of a majority of the voting power of the outstanding shares of Common Stock entitled to vote thereon, present in person or represented by proxy, may also adjourn the meeting until a quorum is present or represented.
What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote:
•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•
Electronically at the Meeting—If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on December 15, 2022. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
Can I change my vote after I submit my proxy?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:
•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the Internet or telephone;
•	by giving written notice of revocation to the Secretary of P3 prior to or at the Annual Meeting; or
•	by voting online at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the P3 Board. The Board’s recommendations are indicated on page 1 of this proxy statement, as well as with the description of each proposal in this proxy statement.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holder named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Why hold a virtual meeting?
We are pleased to use a virtual meeting format, which provides expanded access, improved communication, and cost savings for our stockholders and for the Company and also helps to support the health and well-being of our partners, employees and stockholders. The virtual Annual Meeting is accessible on any internet-connected device and stockholders will be able to submit questions and comments and to vote online during the meeting. We believe these benefits of a virtual meeting are in the best interests of our stockholders and a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/PIII2022. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/PIII2022.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, for 15 minutes after the completion of the Annual Meeting. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to material non-public information of the Company;
•	related to any pending, threatened or ongoing litigation;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of questions already made by another stockholder;
•	in excess of the two question limit;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairperson or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?
Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the other proposals before the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on Proposal 1. Abstentions have no effect on Proposal 2.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm (Proposal 2), without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors (Proposal 1). Broker non-votes count for purposes of determining whether a quorum is present.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON
Proposal 1: Election of Directors
At the Annual Meeting, three (3) Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2025 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.
We currently have nine (9) directors on our Board. Our current Class I Directors are Sherif Abdou, M.D., Greg Kazarian and Greg Wasson. The Board has nominated Sherif Abdou, M.D., Greg Kazarian and Greg Wasson for election as Class I Directors at the Annual Meeting.
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
As set forth in our Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose current term will expire at the Annual Meeting and, if elected at the Annual Meeting, whose subsequent term will expire at the 2025 Annual Meeting of Stockholders; Class II, whose term will expire at the 2023 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2024 Annual Meeting of Stockholders. The current Class I Directors are Sherif Abdou, M.D., Greg Kazarian and Greg Wasson; the current Class II Directors are Mark Thierer, Amir Bacchus, M.D. and Lawrence B. Leisure; and the current Class III Directors are Mary Tolan, Jeffrey G. Park and Thomas E. Price, M.D.
Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed from time to time by a resolution adopted by a majority of the Whole Board of Directors (as defined in our Bylaws). Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of the Company. Our directors may be removed only for cause by the affirmative vote of the holders of a majority of our outstanding voting stock entitled to vote in the election of directors.
If you submit a proxy but do not indicate any voting instructions, the person named as proxy will vote the shares of Common Stock represented thereby for the election as Class I Directors of the persons whose names and biographies appear below. In the event that any of Sherif Abdou, M.D., Greg Kazarian or Greg Wasson should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that any of Sherif Abdou, M.D., Greg Kazarian or Greg Wasson will be unable to serve if elected. Each of Sherif Abdou, M.D., Greg Kazarian and Greg Wasson has consented to being named in this proxy statement and to serve if elected.
Vote required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.
Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote FOR the election of each of the below Class I Director nominees.

Nominees For Class I Director (terms to expire at the 2025 Annual Meeting)
The current members of the Board of Directors who are also nominees for election to the Board of Directors as Class I Directors are as follows:
Name	Age	Served as a Director Since	Position with P3
Sherif Abdou, M.D.	62	2017	Chief Executive Officer and Director
Greg Kazarian	60	2017	Director
Greg Wasson	64	2020	Director
The principal occupations and business experience, for at least the past five years, of each Class I Director nominee for election at the 2022 Annual Meeting are as follows:
Sherif Abdou, M.D.
Sherif Abdou, M.D. is a Co-founder of P3 and has served as P3’s Chief Executive Officer and on the Legacy P3 Board of Managers since 2017 and as a Director of the Company since December 2021. Dr. Abdou served as Chief Executive Officer of P3 Health Group from 2015 to 2017. Dr. Abdou received a Bachelor of Medicine and Surgery degree from Mansoura University and a Master of Medical Management degree from the University of Southern California. Dr. Abdou was selected to serve on our Board for his experience in the healthcare industry, his role as one of P3’s founders and his service as P3’s Chief Executive Officer.
Greg Kazarian
Greg Kazarian has served as a Director of the Company since December 2021 and on the Legacy P3 Board of Managers since May 2017. Mr. Kazarian has served as an Operating Partner of Chicago Pacific Founders since 2014. Mr. Kazarian currently serves as a director of Recovery Ways Holdings, LLC, a position he has held since July 2014, and a director of CPF Outpatient Holdings, LLC, a position he has held since October 2020. Mr. Kazarian was one of the four Executive Officers of Accretive Health (now R1 RCM, Inc. (Nasdaq: RCM)) a provider of comprehensive end-to-end healthcare revenue-cycle management services and population health management services infrastructure. Mr. Kazarian served in a variety of roles during his tenure at Accretive Health including General Counsel, Head of the Physician Advisory Services Business and Senior Vice President of Operations with P&L responsibility for one third of the Company’s revenue cycle business. Prior to joining Accretive Health, Mr. Kazarian was a partner at Pedersen and Houpt in Chicago, where he spent 16 years representing mid-sized growth companies. Mr. Kazarian received his law degree and his Bachelor of Science degree in Biophysics from the University of Illinois. Mr. Kazarian was selected to serve on our Board for his experience as an executive in the healthcare services industry and his investing experience.
Greg Wasson
Greg Wasson has served continually as a Director of P3 Health Partners Inc. and its predecessor, Foresight Acquisition Corp, since November 2020. Mr. Wasson currently serves as President and Founder of his own family office, Wasson Enterprise. Wasson Enterprise’s focus is to partner with entrepreneurs and operators to build sustainable, high-growth businesses that do well by doing good. As the former President and CEO of Walgreens Boots Alliance, Inc., Mr. Wasson has extensive global operational and management experience, as well as extensive knowledge of the retail and healthcare industries. Mr. Wasson attended Purdue University’s School of Pharmacy, receiving his pharmacy degree in 1981. Before his senior year, he was invited to become one of the first pharmacy services interns in Walgreens’ corporate offices—an opportunity that led to his being hired by Walgreens upon graduation and that changed the course of his future career. Mentored by many company leaders through the years, together with his outstanding performance in positions of increasing responsibility, Mr. Wasson served Walgreens for 34 years. As Walgreens CEO, Mr. Wasson led the Fortune 35 company to record fiscal 2014 sales of $76.4 billion. He is credited with creating significant financial and shareholder value, initiating and completing transformative mergers and investments, leading complex organizational and structural change, assembling a diverse and high- performance senior leadership team, and establishing Walgreens’ position as an industry leader. Before retiring from Walgreens, Mr. Wasson had transformed an iconic 114 year-old domestic company into the first global pharmacy-led, health, well-being and beauty enterprise via the successful merger with European-based Alliance Boots to create Walgreens Boots

Alliance, Inc. Mr. Wasson currently serves on the Board of Directors of OptimizeRx Corp. (Nasdaq: OPRX), a position he has held since August 2020. Mr. Wasson also served on the Board of Directors of PNC Financial Services Group, Inc. (NYSE: PNC) from July 2015 to October 2018 and Verizon Communications Inc. (NYSE: VZ) from February 2013 to October 2018. Mr. Wasson was selected to serve on our Board for his deep experience as an executive in the healthcare services industry and broad industry relationships.
Continuing members of the Board of Directors:
Class II Directors (terms to expire at the 2023 Annual Meeting)
The current members of the Board of Directors who are Class II Directors are as follows:
Name	Age	Served as a Director Since	Position with P3
Amir Bacchus, M.D..	58	2017	Chief Medical Officer and Director
Lawrence B. Leisure	72	2017	Director
Mark Thierer	62	2021	Chairperson of the Board
The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:
Amir Bacchus, M.D.
Amir Bacchus, M.D. is a Co-founder of P3 and has served as P3’s Chief Medical Officer and on the Legacy P3 Board of Managers since 2017 and as a Director of the Company since December 2021. Dr. Bacchus served as Chief Medical Officer of P3 Health Group from 2015 to 2017. Dr. Bacchus currently serves as a director of the University of Nevada, Las Vegas—School of Medicine Advisory Board, a position he has held since 2014. Dr. Bacchus received a Bachelor of Arts degree from California State University, Northridge, a Doctor of Medicine from Wayne State University School of Medicine and an MBA from the University of Nevada, Las Vegas. Dr. Bacchus was selected to serve on our Board for his experience in the healthcare industry, his role as one of P3’s founders and his service as P3’s Chief Medical Officer.
Lawrence B. Leisure
Lawrence B. Leisure has served as a Director of the Company since December 2021 and on the Legacy P3 Board of Managers since April 2017. Mr. Leisure co-founded and has served as a Managing Partner of Chicago Pacific Founders, a private equity fund focused exclusively on healthcare services and senior living, since 2014. Mr. Leisure currently serves as a director of BioIntelliSense, a position he has held since January 2019 and a director of Xsell Technology, a position he has held since December 2015. Mr. Leisure also served as a director of MyGrove, from January 2012 to June 2021. Mr. Leisure currently serves as a manager of Recovery Ways Holdings, a position he has held since July 2014, a manager of Sage Veterinary Partners, LLC, a position he has held since July 2018, a manager of Chicago Pacific Capital, L.P., a position he has held since July 2014, a manager of Chicago Pacific Founders UGP I, a position he has held since July 2014, a manager of Chicago Pacific Founders UPP II, a position he has held since June 2019, a manager of Wellbe Senior Medical, LLC, a position he has held since March 2019, a manager of Impact Advisors Holdings, LLC, a position he has held since December 2019, and a manager of Allymar Health Solutions, LLC, a position he has held since March 2021. Mr. Leisure also served as a manager of FEMG Holdings, LLC, from August 2018 to July 2021. He also serves on the board of IrisVision and Cahrus Techologies, both early stage startup companies. From a not for profit perspective, he is a Senior Advisor to the Byers Center for BIODESIGN at Stanford University, a member of the Board of Advisors of the UCLA Anderson School of Management, and Chair of the Advisory Board of the UCSF Rosenman Institute. Mr. Leisure received a Bachelor of Arts degree from Stanford University and an MBA degree from the University of California, Los Angeles. Mr. Leisure was selected to serve on our Board for his deep experience in value based healthcare delivery models and broad industry relationships.
Mark Thierer
Mark Thierer has served as a Director of the Company since December 2021 and an advisor to Foresight since October 2020. Mr. Thierer currently serves as the managing partner of the investment firm he formed, AssetBlue Investment Group, a position he has held since June 2017. From October 2017 through February

2018, Mr. Thierer also served as the interim Chief Executive Officer of Dentsply Sirona Inc. (Nasdaq: XRAY), a manufacturer of dental implants. Mr. Thierer was Chief Executive Officer of OptumRx, a pharmacy care services company, from July 2015 until September 2017. He previously served as chairman and Chief Executive Officer of Catamaran Corporation (Nasdaq: CTRX), one of the nation’s largest pharmacy benefit management companies, from March 2011 until it combined with OptumRx in 2015. Mr. Thierer has experience as a Chief Executive Officer leading a national pharmacy benefit and healthcare information technology solutions company. His skills include strategy and business development, technology, finance and marketing. He brings valuable leadership experience and knowledge of operations and the day-to-day management of a national corporation. Mr. Thierer also has experience in the structuring and execution of strategic corporate transactions, including mergers and acquisitions. Mr. Thierer is a member of the board of directors of Discover Financial Services (NYSE: DFS) since 2014 and Senior Connect Acquisition Corp. (Nasdaq: SNRH). Mr. Thierer received a BS in Finance from the University of Minnesota and an MBA from Nova Southeastern University. Mr. Thierer also holds the designation of CEBS (Certified Employee Benefits Specialist) from The Wharton School of the University of Pennsylvania. Mr. Thierer was selected to serve on our Board for his extensive experience in both the financial and healthcare sectors.
Class III Directors (terms to expire at the 2024 Annual Meeting)
The current members of the Board of Directors who are Class III Directors are as follows:
Name	Age	Served as a Director Since	Position with P3
Jeffrey G. Park	50	2021	Director
Thomas E. Price, M.D.	68	2018	Director
Mary Tolan	62	2017	Director
The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:
Jeffrey G. Park
Jeffrey G. Park, has served as a Director of the Company since December 2021. Mr. Park was the Chairman and Chief Executive Officer of WellDyne Inc., an independent pharmacy benefits manager, from April 2019 until April 2022 and since October 2019 as a director of Progyny (Nasdaq: PGNY). From January 2018 until May 2018, he was the Interim Chief Executive Officer of Diplomat Pharmacy, Inc., or Diplomat (NYSE: DPLO), a provider of specialty pharmacy services. Additionally, from June 2017 to February 2019, he served on the board of directors of Diplomat. Prior to that, from July 2015 until July 2016, he was the Chief Operating Officer of OptumRX, the entity resulting from the merger of Catamaran Corporation, or Catamaran, and OptumRX, UnitedHealthcare Group’s free-standing pharmacy care services business. Before the merger, from March 2014 until July 2015, he was Catamaran’s Executive Vice President, Operations, and previously served as Catamaran’s Chief Financial Officer, beginning in 2006. Mr. Park holds a B.S. in Accounting from Brock University. Mr. Park was selected to serve on our board of directors for his extensive leadership experience in the pharmaceutical industry.
Thomas E. Price, M.D.
Thomas E. Price, M.D. has served as a Director of the Company since December 2021 and on the Legacy P3 Board of Managers since January 2018. Dr. Price currently serves as a director of Triumph Orthopedics, LLC, a position he has held since 2021, a sole director of HealthWiseFirst, LLC, a position he has held since 2018, a director of Association Health Plans of America, LLC, a position he has held since 2018, a director of Transformation Care Network, LLC, a position he has held since 2020, a director of Botanicals Sciences, LLC, a position he has held since 2020, a director of Capital Ministries (non-profit), a position he has held since 2018. Dr. Price entered private medical practice in 1984, returned to Emory University as an assistant professor of orthopedic surgery in 2002 and subsequently serviced as director of the orthopedic clinic at Atlanta’s Grady Memorial Hospital. Dr. Price served in the US House of Representatives from Georgia’s 6th district from 2005 to 2017, during which time he served as Chair of the House Budget Committee from 2015 to 2017. In February 2017, he was confirmed by the Senate as the United States Secretary of Health and Human Services (HHS) and remained in that position until September 2017. Currently, Dr. Price serves on the boards of several privately held health care companies and non-profits as well as consulting and advising companies. Dr. Price holds Bachelor’s and Doctor of Medicine degrees from the University of Michigan. He completed his residency at Emory University and was in private orthopedic practice from 1984 to 2004. Dr. Price was selected to serve on our board of directors for his extensive experience in public service and medical practice that bring a deep perspective on P3’s business.
Mary Tolan
Mary Tolan has served as a Director of the Company since December 2021 and on the Legacy P3 Board of Managers since April 2017. Ms. Tolan co-founded and has served as a Managing Partner of Chicago Pacific Founders, a private equity fund focused exclusively on healthcare services, technology and healthcare real estate, since 2014. Previously, Ms. Tolan was the founder of R1 RCM, Inc. (Nasdaq: RCM), a provider of comprehensive end-to-end healthcare revenue-cycle management services and population health management services infrastructure. Prior to R1 RCM, Ms. Tolan was a Group Chief Executive at Accenture, the global management consulting, technology services, and outsourcing company. Ms. Tolan currently serves as a director of Tredence, Inc., Atrio, WellBe, Duo, Peeq, Novum Health, SightMD, and Ascend. Ms. Tolan serves on the Board of Trustees for the University of Chicago. Ms. Tolan received a Bachelor of Business Administration degree from Loyola University and an MBA from the University of Chicago. Ms. Tolan was selected to serve on our Board for her extensive experience in value-based care as an executive in the healthcare services industry and her investing experience.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting.
BDO also served as our independent registered public accounting firm for the fiscal year ended December 31, 2021. Neither BDO nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. A representative of BDO is expected to attend the 2022 Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
Although ratification of our appointment of BDO is not required by our Amended and Restated Bylaws or otherwise, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice. In the event that the appointment of BDO is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2023. Even if the appointment of BDO is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.
Change in Independent Registered Accounting Firm
As previously disclosed, on December 6, 2021, the Audit Committee approved the engagement of BDO as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. Accordingly, Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm prior to the business combinations between Foresight Acquisition Corp. (“Foresight”) and P3 Health Group Holdings, LLC (“P3 Health Group Holdings”) in December 2021 (the “Business Combinations”), and KPMG LLP (“KPMG”), P3 Health Group Holdings LLC’s independent registered public accounting firm prior to the Business Combinations, were notified on December 6, 2021 that they would not be engaged to audit the Company’s consolidated financial statements for the year ending December 31, 2021. The Audit Committee approved the dismissal of Marcum and KPMG and appointment of BDO, which dismissal was done in connection with the closing (the “Closing”) of the Business Combinations.
Disclosures Regarding Marcum
Marcum’s report on Foresight’s balance sheet as of December 31, 2020, the related statements of operations, changes in stockholder’s equity and cash flows for the period from August 20, 2020 (inception) through December 31, 2020 and the related notes did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from August 20, 2020 (inception) to December 31, 2020 and the subsequent interim periods through December 6, 2021, there were no: (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to Marcum’s satisfaction would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except that Foresight identified a material weakness in internal controls related to complex financial instruments as described in the Form 10-Q/A for the period ended September 30, 2021.
During the period from August 20, 2020 (inception) to December 31, 2020, and the interim periods through December 6, 2021, Foresight and P3 Health Group Holdings did not consult BDO with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Foresight’s and P3 Health Group Holdings’ financial statements, and no written report or oral advice was provided to Foresight and P3 Health Group Holdings by BDO that BDO concluded was an important factor considered by Foresight and P3 Health Group Holdings in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.
The Company previously provided Marcum with a copy of the disclosures made by the Company regarding the dismissal reproduced in this Proxy Statement and received a letter from Marcum addressed to the SEC stating that they agree with the above statements. This letter was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 9, 2021.
Disclosures Regarding KPMG
KPMG’s audit report on P3 Health Group Holdings’ consolidated financial statements which comprise the consolidated balance sheets as of December 31, 2019 and 2020, the related consolidated statements of operations, changes in members’ deficit, and cash flows for the three years ended December 31, 2020 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the three fiscal years ended December 31, 2020, and the subsequent interim period through December 6, 2021, there were no: (i) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to KPMG’s satisfaction would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except that KPMG advised P3 Health Group Holdings of material weaknesses related to a lack of effective controls related to evaluating the accounting for certain transactions or events and the need to engage external expertise, and to identifying and accounting for certain transactions associated with incurred but not reported health expense reserves, premium deficiency reserves, claims expense, business combinations, equity awards and controls over journal entry processing, which resulted in certain material corrections to the consolidated financial statements for the years ended December 31, 2018, 2019 and 2020.
During the three fiscal years ended December 31, 2020, and the subsequent interim period through December 6, 2021, P3 Health Group Holdings did not consult BDO with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on P3 Health Group Holdings’ consolidated financial statements, and no written report or oral advice was provided to P3 Health Group Holdings by BDO that BDO concluded was an important factor considered by P3 Health Group Holdings in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event, each as defined above.
The Company previously provided KPMG with a copy of the disclosures made by the Company regarding the dismissal reproduced in this Proxy Statement and received a letter from KPMG addressed to the SEC stating that they agree with the above statements. This letter was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 9, 2021.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of BDO USA, LLP, we do not expect any broker non-votes in connection with this proposal.
Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2021 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by the applicable requirements of the PCAOB describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Jeffrey Park (Chair)
Thomas E. Price
Greg Wasson

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees billed to us by BDO USA, LLP, our independent registered public accounting firm, and KPMG LLP, our former independent registered public accounting firms, for services rendered in connection with the years ended December 31, 2021, and 2020, respectively:
	Year Ended December 31,
Fee Category	2021	2020
Audit Fees(1)	$ 2,295,477	$ 837,500
Audit-Related Fees(2)	—	466,438
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$ 2,295,477	$ 1,303,938
(1)	Audit fees consist of fees associated with the audit of the Company’s annual financial statements and review of its condensed quarterly financial statements.
(2)	Audit-related fees consist of fees associated with review of the Company’s Form S-1 and Definitive Proxy Statement filed in 2021.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage our independent auditor to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by our independent auditor has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit services, other than with respect to the annual audit of the Company’s consolidated financial statements, and other services on behalf of the Audit Committee. To the extent that the Audit Committee pre-approves any services under its general pre-approval policy, pre-approved fee levels or budgeted amounts for all services to be provided by the independent auditor will be established annually by the Audit Committee. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Audit Committee may review and generally pre-approve the services (and related fee levels or budgeted amounts) that may be provided by the independent auditor without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee pre-approved all services performed since the Pre-Approval Policy was adopted.

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our current executive officers as of the date of this proxy statement.
Name	Age	Position
Sherif Abdou, M.D.(1)	62	Chief Executive Officer, Director and Co-Founder
Amir Bacchus, M.D.(2)	58	Chief Medical Officer, Director and Co-Founder
Erin Darakjian(3)	41	Interim Chief Financial Officer, Senior Vice President and Chief Accounting Officer
(1)	See biography on page 8 of this proxy statement.
(2)	See biography on page 9 of this proxy statement.
(3)
Erin Darakjian has served as P3’s Interim Chief Financial Officer since November 1, 2022 and as the Company’s Senior Vice President and Chief Accounting Officer since August 2022. Prior to joining P3, Ms. Darakjian served as the Senior Vice President, Corporate Controller of Curaleaf, Inc. from November 2021 to August 2022 and as Vice President, Finance and Technical Accounting from February 2021 to November 2021. From August 2018 to February 2021, Ms. Darakjian served as Vice President, Treasury and Finance of Credit One Bank, N.A. From December 2015 to August 2018, Ms. Darakjian served as Director, Financial Reporting at MGM Resorts International, where she also previously served as Manager, Financial Reporting, from July 2013 to December 2015. Ms. Darakjian received a Bachelor of Science in Apparel Merchandising from the Indiana University and a Masters in Accounting from the University of Nevada, Las Vegas. Ms. Darakjian is a registered certified public accountant in the state of Nevada.

CORPORATE GOVERNANCE
General
Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Audit Committee and Compensation and Nominating Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Governance” section of the “Investor Relations” page of our website located at ir.p3hp.org.
Board Composition
Our Board of Directors currently consists of nine members: Sherif Abdou, M.D., Amir Bacchus, M.D., Greg Kazarian, Lawrence B. Leisure, Jeffrey G. Park, Thomas E. Price, M.D., Mary Tolan, Mark Thierer and Greg Wasson. As set forth in our Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed only by resolution adopted by a majority of the Whole Board of Directors (as defined in our Bylaws). Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of a majority in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.
Director Independence
Mark Thierer, Greg Wasson, Lawrence B. Leisure, Mary Tolan, Tom E. Price, M.D. and Jeffrey G. Park each qualify as “independent” in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each director. There are no family relationships among any of our directors or executive officers.

Board Diversity Matrix (As of November 3, 2022)
Total Number of Directors	9
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	8
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	7
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background
Executive Sessions
Our independent directors meet in executive sessions without non-independent directors or management present on a regularly scheduled basis, but no less than twice per year. Each executive session of the independent directors is presided over by Mark Thierer, the Chairperson of the Board.
Director Candidates
The Compensation and Nominating Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Compensation and Nominating Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Compensation and Nominating Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Compensation and Nominating Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Compensation and Nominating Committee for candidates for election as a director. Greg Kazarian was initially recommended to serve on our Board by Chicago Pacific Founders, one of our significant stockholders. Greg Wasson was initially recommended to serve on our Board by Foresight Sponsor, LLC, Foresight’s sponsor and one of our significant stockholders. Mr. Wasson served as the chairman of the Foresight board of directors prior to the Business Combinations.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Compensation and Nominating Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors as set forth in our Corporate Governance Guidelines, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. Stockholders may recommend individuals to the Compensation and Nominating Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Compensation and Nominating Committee, c/o Secretary, P3 Health Partners Inc., 2370 Corporate Circle, Suite 300, Henderson, Nevada 89074. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Compensation and Nominating Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Communications from Stockholders
The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairperson of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors in writing: c/o Secretary, P3 Health Partners Inc., 2370 Corporate Circle, Suite 300, Henderson, Nevada 89074.
Board Leadership Structure
Our Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. We currently have an independent Chairperson of the Board and a majority of our Board is comprised of independent directors. Our Board believes that separation of the positions of Chairperson and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. For these reasons, our Board has concluded that our current leadership structure is appropriate at this time.
Our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. If, in the future, the Chairperson of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a Lead Director. The Lead Director’s responsibilities would include, but would not be limited to, presiding over all meetings of the Board at which the Chairperson of the Board is not present, including any executive sessions of the independent directors, approving the Board’s meeting schedules and agendas, approving information sent to the Board, acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chairperson of the Board, and when appropriate, meeting or otherwise communicating with major stockholders or other constituencies of the Company.
Role of the Board in Risk Oversight
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. While our Board of Directors is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for discussing the

Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. The Audit Committee also oversees management of financial and cybersecurity risks and potential conflicts of interest. Our Compensation and Nominating Committee is responsible for overseeing the management of risks relating to the Company’s compensation plans, equity incentive plans and other compensatory arrangements as well as risks associated with the Company’s corporate governance framework. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Code of Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics is available under the Corporate Governance section of our website at ir.p3hp.org. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this proxy statement.
Anti-Hedging Policy
Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.
Compensation Committee Interlocks and Insider Information
During 2021, the members of our Compensation and Nominating Committee were Lawrence B. Leisure, Thomas E. Price, Mary Tolan and Greg Wasson, none of whom was during fiscal year 2021 an officer or employee of the Company or was formerly an officer of the Company. Related person transactions pursuant to Item 404(a) of Regulation S-K involving those who served on the Compensation and Nominating Committee during 2020 are described in “Certain Relationships and Related Person Transactions.” During 2021, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving on our Board or Compensation and Nominating Committee.
Attendance by Members of the Board of Directors at Meetings
Due to the timing of the Closing of the Business Combinations on December 3, 2021, there were no meetings of our Board or the committees thereof during the fiscal year ended December 31, 2021.
Under our Corporate Governance Guidelines, which is available on our website at ir.p3hp.org, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairperson of the Board or the Chairperson of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. Given the timing of the Closing of the Business Combinations, we did not hold an annual meeting in 2021.

COMMITTEES OF THE BOARD
Our Board has established two standing committees—Audit and Compensation and Nominating—each of which operates under a written charter that has been approved by our Board.
The members of each of the Board committees and committee Chairpersons are set forth in the following chart.
Name	Audit	Compensation and Nominating
Mark Thierer	—	—
Sherif Abdou, M.D.	—	—
Amir Bacchus, M.D..	—	—
Lawrence B. Leisure	—	X
Greg Kazarian	—	—
Jeffrey G. Park	Chairperson	—
Thomas E. Price	X	X
Mary Tolan	—	Chairperson
Greg Wasson	X	X
Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process and the audits of our financial statements. Our Audit Committee’s responsibilities include, among other things:
•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating our Board’s’ oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•
discussing our risk assessment and management policies, including guidelines and policies to govern the process by which our exposure to risk is handled, and oversee management of our financial and cybersecurity risks;

•	meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;
•	reviewing and overseeing any related person transactions; and
•	preparing the audit committee report required by SEC rules.
The Audit Committee charter is available on our website at ir.p3hp.org. The members of the Audit Committee are Jeffrey G. Park, Thomas E. Price and Greg Wasson. Jeffrey G. Park serves as the Chairperson of the committee. Our Board has affirmatively determined that each of Jeffrey G. Park, Thomas E. Price and Greg Wasson is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the Nasdaq Rules, including those related to Audit Committee membership.
The members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, our Board of Directors has determined that Jeffrey G. Park qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and under the similar Nasdaq Rules requirement that the Audit Committee have a financially sophisticated member.

Compensation and Nominating Committee
Our Compensation and Nominating Committee oversees the compensation of our executive officers and recommends to the Board the persons to be nominated or elected as directors of the Company. Our Compensation and Nominating Committee’s responsibilities include, among other things:
•	reviewing and approving, or recommending for approval to the Board, the compensation of our Chief Executive Officer and our other executive officers;
•	overseeing and administering our cash and equity incentive plans;
•	reviewing and making recommendations to our Board with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required;
•	preparing the annual compensation committee report required by SEC rules, to the extent required;
•	identifying individuals qualified to become Board members;
•	recommending to our Board the persons to be nominated for election as directors and to each Board committee;
•
working with the Chief Executive Officer to evaluate our succession plans for the Chief Executive Officer and other executive officers, including an emergency succession plan for the Chief Executive Officer;

•	developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time; and
•	overseeing a periodic evaluation of our Board.
The Compensation and Nominating Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of executive officers (other than the Chief Executive Officer). Pursuant to the Compensation and Nominating Committee’s charter, which is available on our website at ir.p3hp.org, the Compensation and Nominating Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In 2021, management engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), a compensation consulting firm, to assist in making decisions regarding the amount and types of compensation to provide our executive officers and non-employee directors. Pearl Meyer reports directly to management.
The Compensation and Nominating Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation and Nominating Committee may also delegate to an executive officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.
The members of our Compensation and Nominating Committee are Lawrence B. Leisure, Thomas E. Price, Mary Tolan and Greg Wasson. Mary Tolan serves as the Chairperson of the Compensation and Nominating Committee. Each member of the Compensation and Nominating Committee qualifies as an independent director under Nasdaq’s heightened independence standards for members of a Compensation and Nominating Committee. Thomas E. Price qualifies as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for P3 executive officers who are named in the “Summary Compensation Table” below. In 2021, the “named executive officers” and their positions with P3 were as follows:
•	Sherif Abdou, M.D., Chief Executive Officer;
•	Amir Bacchus, M.D., Chief Medical Officer; and
•	Eric Atkins, Chief Financial Officer.
Summary Compensation Table
The following table sets forth information concerning the compensation of the named executive officers for the year ended December 31, 2020 and December 31, 2021:
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Sherif Abdou Chief Executive Officer	2021	750,000	750,000	81,081(4)	2,824	1,583,905
	2020	743,075	750,000		3,160	1,496,235

Amir Bacchus Chief Medical Officer	2021	500,000	500,000	56,474(4)	1,927	1,058,401
	2020	514,615	500,000		1,615	1,016,230

Eric Atkins(5) Chief Financial Officer	2021	350,000	175,000	1,019,315	538	1,544,853
(1)	Amounts reflect annual discretionary bonuses paid to the named executive officers for services performed in 2021, paid in 2022.
(2)
Amounts reflect the aggregate grant date fair value of Incentive Units in P3 Health Group Holdings, LLC granted under the 2017 Management Incentive Plan to the named executive officers during the applicable year computed in accordance with FASB ASC Topic 718. For additional information regarding the awards granted to our named executive officers, please see Note 18 “Capitalization and Management Incentive Units” and Note 19 “Share-Based Compensation” in our consolidated statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Form 10-K”) for a discussion of the relevant assumptions used in calculating this amount.

(3)	Amounts reflect Company-paid term life insurance premiums.
(4)
Amounts reflect the incremental fair value associated with the time-vesting Incentive Units held by Sherif Abdou, M.D. and Amir Bacchus, M.D. that vested and were converted into the right to receive a portion of the consideration upon the closing of the merger by and between FAC Merger Sub LLC and P3 Health Group Holdings, LLC effected as a part of the Business Combinations (the “P3 Merger”), as computed in accordance with FASB ASC Topic 718.

(5)	On October 14, 2022, Eric Atkins resigned as Chief Financial Officer of the Company, effective November 1, 2022.
Narrative to Summary Compensation Table
2021 Salaries
In 2021, the named executive officers received an annual base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The 2021 annual base salaries for our named executive officers were $750,000 for Sherif Abdou, M.D., $500,000 for Amir Bacchus, M.D., and $350,000 for Eric Atkins. The actual base salaries earned by our named executive officers for services in 2021 are set forth above in the Summary Compensation Table in the column entitled “Salary”.
2021 Bonuses
Our named executive officers were eligible to earn cash bonuses for work performed in calendar year 2021, as determined by our Board (or a subcommittee thereof). For 2021, Sherif Abdou, M.D. and Amir Bacchus, M.D. and Eric Atkins were eligible to receive annual target bonuses of 100%, 100% and 50%, respectively, of their respective base salaries. Based on a review of Company performance for 2021 and each named executive officer’s individual performance and contributions to the Company’s success, the Board approved bonuses equal to 100% of each named executive officer’s respective 2021 target bonus opportunity.

The actual cash bonus amounts awarded to our named executive officers for 2021 performance are set forth above in the Summary Compensation Table in the column entitled “Bonus.”
Equity-Based Compensation
2017 Management Incentive Plan
Prior to the P3 Merger, we maintained the P3 Health Group Holdings, LLC Amended and Restated 2017 Management Incentive Plan (the “2017 Plan”) which provided our service providers the opportunity to acquire a proprietary interest in our success. Awards that were granted under the 2017 Plan were intended to qualify as profits interests within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43 (“Incentive Units”). Following the P3 Merger and the effectiveness of the P3 Health Partners Inc. 2021 Incentive Award Plan (the “2021 Plan”), the 2017 Plan terminated and no further awards will be made under the plan. In connection with the P3 Merger, each Incentive Unit that was outstanding immediately prior to the effective time of the P3 Merger and that was vested (after taking into account any accelerated vesting that occurred in connection with the P3 Merger) was canceled and converted into the right to receive a portion of the Merger consideration, which consisted of P3 LLC Units and, in certain cases, cash. Each outstanding Incentive Unit that was subject to time-based vesting but had not vested immediately prior to the effective time of the P3 Merger was converted into the right to receive a portion of the Merger consideration, which Merger consideration remained subject to the original vesting conditions. Each outstanding Incentive Unit that was subject to performance-vesting requirements that were not achieved in connection with the P3 Merger was forfeited without consideration. For each P3 LLC Unit held by the named executive officer (whether vested or unvested), the officer was also entitled to a share of Class V common stock on a one-for-one basis.
In 2021, we awarded time-vesting Incentive Units to Eric Atkins under the 2017 Plan. Eric Atkins’ 2021 grant (215,000 Incentive Units) is subject to vesting 20% annually on each anniversary of January 20, 2021, provided that Eric Atkins remains employed through such vesting date, such that all time-vested units will be vested as of January 20, 2026. In addition, under the terms of Eric Atkins’ grant agreement, if his employment is terminated at any time other than for “cause,” then the Incentive Units that would have vested on the next vesting date (had he remained employed) will vest on a pro-rated basis (based on the number of months he was employed between vesting dates). Upon the occurrence of a Sale of the Company (as defined in Eric Atkins’ award agreement), if Eric Atkins remains employed by the Company as of the date of the sale, 50% of his unvested Incentive Units would become vested.
Upon the closing of the P3 Merger and pursuant to action taken by the Board, all of the time-vesting Incentive Units held by Sherif Abdou, M.D. and Amir Bacchus, M.D. vested and were converted into the right to receive a portion of the P3 Merger consideration. In addition, in connection with the P3 Merger, 50% of Eric Atkins’ unvested Incentive Units (107,500) vested and converted into 203,160 P3 LLC Units and shares of Class V common stock. The remaining 50% of Eric Atkins’ Incentive Units (107,500) converted into 203,160 unvested P3 LLC Units and Class V common stock, of which 81,264 vested on January 20, 2022, 81,264 shares will vest on January 20, 2023 and the remaining 40,632 will vest on January 20, 2024, subject, in each case, to Eric Atkins’ continued employment through such date.
Sherif Abdou, M.D. and Amir Bacchus, M.D. did not receive any incentive equity awards in 2021. All of the incentive equity awards held by our named executive officers as of December 31, 2021 are further described below in the section entitled, “—Outstanding Equity Awards at Fiscal Year-End.”
2021 Incentive Award Plan
In connection with the Business Combinations, the Company’s Board adopted, and its stockholders approved, the 2021 Plan, in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our company and certain of our affiliates and to enable us to obtain and retain services of these individuals, which is essential to our long-term success. The 2021 Plan became effective on December 3, 2021.

Benefits and Perquisites
Health and Welfare Plans
In 2021, the named executive officers participated in a 401(k) retirement savings plan maintained by P3. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. In 2021, the Company did not make matching contributions under the 401(k) plan.
In 2021, the named executive officers participated in standard health and welfare plans maintained by P3.
We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.
No Tax Gross-Ups
We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes information regarding the outstanding equity awards held by each named executive officer as of December 31, 2021.
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Sherif Abdou	—	—
Amir Bacchus	—	—
Eric Atkins	203,160(2)	1,430,246
(1)
There is no public market for the P3 LLC Units, which are exchangeable for shares of Class A common stock of the Company on a one-for-one basis. For purposes of this disclosure, we have valued the P3 LLC Units based on the closing price of our Class A common stock of $7.04 per share on December 31, 2021.

(2)
Represents P3 LLC Units that were converted in connection with the P3 Merger from the unvested Incentive Units that had been awarded to the executive on March 1, 2021, and that remained unvested as of December 31, 2021. In connection with the P3 Merger, 50% of Eric Atkins’ unvested Incentive Units (107,500) vested and converted into 203,160 P3 LLC Units and shares of Class V common stock. The remaining 50% of Eric Atkins’ unvested Incentive Units (107,500) converted into 203,160 unvested P3 LLC Units and shares of Class V common stock, of which 81,264 P3 LLC Units and Class V Units vested on January 20, 2022, 81,264 shares will vest on January 20, 2023 and the remaining 40,632 will vest on January 20, 2024, in each case subject to Eric Atkins’ continued employment through such date.

Executive Compensation Arrangements
We have entered into offers of employment letters or employment agreements with each of our named executive officers. The material terms of these agreements are described below.
Sherif Abdou, M.D. and Amir Bacchus, M.D. 2017 Employment Agreements
Each of our founders, Sherif Abdou, M.D. and Amir Bacchus, M.D., was party to an employment agreement that was entered into in April 2017 (collectively, the “2017 Employment Agreements”), which were in effect through 2021. We entered into new employment agreements with Sherif Abdou, M.D. and Amir Bacchus, M.D. in May 2022. The following describes the 2017 Employment Agreements as they were in effect in 2021.
Pursuant to their respective agreements, Sherif Abdou, M.D. served as our Chief Executive Officer and President and Amir Bacchus, M.D. served as our Chief Medical Officer. The 2017 Employment Agreements provided for a base salary ($600,000 in the case of Sherif Abdou, M.D. and $400,000 in the case of Amir Bacchus, M.D.) and eligibility to earn an annual bonus (100% of base salary). Each of Sherif Abdou, M.D. and Amir Bacchus, M.D. was entitled to participate in any employee benefit plan adopted by the Company or its affiliates, and we agreed to maintain short-term and long-term disability insurance coverage for Sherif Abdou, M.D. and Amir Bacchus, M.D. during the term of their respective employment.

The 2017 Employment Agreements included customary restrictive covenants, including confidentiality, non-disparagement, non-competition (36 months post-employment), and employee non-solicitation and noninterference covenants (each 36 months post-employment). The term of the noncompetition covenant would have been reduced from 36 months to zero months post-employment if the executive’s employment would have been terminated without cause (as defined in the applicable agreement).
Under the terms of the 2017 Employment Agreements, if the employment of Sherif Abdou, M.D. or Amir Bacchus, M.D. was terminated by us without cause, then, in addition to the accrued benefits through the date of termination, the executive would have been entitled to receive continued base salary payments for a period of 12 months (to be paid according to the Company’s normal payroll cycle). In the event Drs. Abdou or Bacchus terminate his own employment with “cause” (as defined in the Employment Agreements), then, in addition to the accrued benefits through the date of termination of employment, the executive would have been entitled to receive continued base salary payments for a period of 18 months.
Sherif Abdou, M.D. and Amir Bacchus, M.D. 2022 Employment Agreements
We entered into new employment agreements with each of Sherif Abdou, M.D. and Amir Bacchus, M.D. in May 2022, which superseded the 2017 Employment Agreements (collectively, the “2022 Employment Agreements”). The initial term of the 2022 Employment Agreements will end on January 1, 2025, and the term automatically will renew for successive one-year terms unless advance written notice of non-renewal is given by either party (such term, the “employment term”). In addition, during the employment term, for so long as Sherif Abdou, M.D. or Amir Bacchus, M.D. serve as Chief Executive Office or Chief Medical Officer, respectively, the Company will nominate the executive for re-election as a member of the board of directors. The 2022 Employment Agreements provide for a base salary ($800,000 in the case of Sherif Abdou, M.D. and $600,000 in the case of Amir Bacchus, M.D.) and eligibility to earn an annual bonus (100% of base salary in the case of each of Sherif Abdou, M.D. and Amir Bacchus, M.D.). Each of Sherif Abdou, M.D. and Amir Bacchus, M.D. are entitled to participate in any employee benefit plan that the Company and its affiliates adopts, and the Company has agreed to maintain short-term and long-term disability insurance coverage for Sherif Abdou, M.D. and Amir Bacchus, M.D. during the term of their respective employment.
The 2022 Employment Agreements include customary confidentiality and mutual non-disparagement provisions, as well as a standard non-compete restriction effective during employment and for 18 months thereafter and service provider/customer non-solicitation restrictions effective during employment and for 24 months thereafter.
Under the terms of the 2022 Employment Agreements, if the employment of Sherif Abdou, M.D. or Amir Bacchus, M.D. is terminated by the Company without “cause” or by the executive for “cause” (each, as defined in the 2022 Employment Agreements), then, in addition to any accrued benefits through the date of termination, the executive will be entitled to receive the following severance payments and benefits, subject to the executive’s and the Company’s timely execution (and non-revocation) of a mutual release of claims: (i) cash severance in an aggregate amount equal to one-and-one-half times the sum of the executive’s (a) annual base salary then in effect and (b) target annual bonus amount, payable in equal monthly installments over an 18-month period following the date of termination; and (ii) Company-subsidized COBRA premiums for up to 18 months. If the executive’s employment is terminated without “cause” by the executive, then, in addition to any accrued benefits through the date of termination, the executive will be entitled to receive cash severance in an aggregate amount equal to one-and-one-half times the sum of the executive’s (i) annual base salary then in effect and (ii) target annual bonus amount, payable in equal monthly installments over an 18-month period following the date of termination. In addition, if the executive’s employment is terminated due to his death, then, in addition to any accrued benefits through the date of termination, the executive will be entitled to receive a pro-rated portion of his target bonus for the year of termination.
Sherif Abdou, M.D. and Amir Bacchus, M.D. Transaction Bonus Agreements
In connection with the consummation of the Business Combination, the Board of the Company approved Transaction Bonus Agreements with each of Sherif Abdou, M.D. and Amir Bacchus, M.D. in May 2022. The Transaction Bonus Agreements provide for the payment of bonuses in an aggregate amount equal to $6,300,000 (for Sherif Abdou, M.D.) and $3,700,000 (for Amir Bacchus, M.D.)(each, a “Transaction Bonus”).
Pursuant to the Transaction Bonus Agreements, the first installment of the Transaction Bonus ($3,300,000 for Sherif Abdou, M.D. and $1,700,000 for Amir Bacchus, M.D.) was paid within five days following the execution of the Transaction Bonus Agreement. The second installment of the Transaction Bonus ($3,000,000 for Sherif Abdou, M.D. and $2,000,000 for Amir Bacchus, M.D.) will be paid on December 15, 2022. The second installment will not be paid if the executive’s employment is terminated for “cause” by the Company or without “cause” by the executive prior to the payment date. If the executive fails to comply with the Transaction Bonus Terms (as described below), the executive will be required to repay the Transaction Bonus (or forfeit any portion of the Transaction Bonus that has not yet been paid).
The Transaction Bonus Terms include: (i) a restriction on the executive’s ability to offer, sell, or announce an intention to dispose of any shares of the Company’s Class A common stock until the closing of the Company’s first underwritten offering and sale of common stock (the “First Secondary Sale”); (ii) a requirement that, following the First Secondary Sale, the executive will only sell shares of the Company’s Class A common stock pursuant to a customary 10b5-1 plan; and (iii) a limitation on the number of shares of Class A common stock the executive may sell under such 10b5-1 plan. These restrictions apply to Class A common stock held directly by the executive or in a trust established by the executive.
Eric Atkins Offer Letter Agreement
We entered into an offer letter agreement with Eric Atkins on January 13, 2021 (the “Atkins Offer Letter”). Pursuant to the terms of his agreement, Eric Atkins serves as our Chief Financial Officer and reports to the Chief Executive Officer. The Atkins Offer Letter provides for a starting annual salary of $350,000 and a target bonus of 50% if target bonus goals are met. In addition, the Atkins Offer Letter provides for the grant of time-vesting Incentive Units, as described in the section entitled, “—Equity-Based Compensation.”
Eric Atkins is entitled to participate in any employee benefit plan that the Company adopts. The Atkins Offer Letter provides for an employee non-solicitation covenant that continues for a 24 month period following the termination of Eric Atkins’ employment, as well as a confidentiality covenant. The Atkins Offer Letter also provides that if Eric Atkins’ employment is terminated by the Company for any reason other than for “cause,” a portion of the unvested Incentive Units will become vested in connection with such termination, as discussed in more detail in the section entitled, “—Equity-Based Compensation.” As described above, in connection with the P3 Merger, a portion of the unvested Incentive Units was converted to unvested P3 LLC Units (and paired with shares of Class V common stock) that will vest and be paid in accordance with the vesting schedule described above.

DIRECTOR COMPENSATION
Non-Employee Director Compensation
None of our non-employee directors received compensation from the Company for their services on our board in 2021. Effective as of March 24, 2022, our Board adopted a non-employee director compensation program (the “Director Compensation Program”). The Director Compensation Program provides for annual cash retainer fees and long-term equity awards for each of our non-employee directors (each, an “Eligible Director”). The Director Compensation Program consists of the following components:
Cash Compensation
•	Annual Retainer: $65,000
•	Annual Committee Chair Retainer:
○	Audit: $25,000
○	Compensation and Nominating: $25,000
•	Annual Committee Member (Non-Chair) Retainer:
○	Audit: $12,500
○	Compensation and Nominating: $12,500
•	Chairperson: $95,000
The annual cash retainers will be paid in quarterly installments in arrears, but effective as of January 1 of each calendar year (including 2022). Annual cash retainers will be pro-rated for any partial calendar quarter of service.
Equity Compensation
An Eligible Director who is serving on our Board as of the date of an annual meeting of stockholders (beginning with calendar year 2022) automatically will be granted, on the date of such annual meeting, an option to purchase shares of the Company’s Class A common stock with an aggregate fair market value of $170,000 and, in the case of the Chairperson of the Board, an aggregate fair market value of $340,000 (an “Annual Grant”).
Each Annual Grant will vest in full on the earlier to occur of the first anniversary of the grant date and the date of the next annual meeting following the grant date, subject to continued service.
However, for calendar years 2022 and 2023, each of, Mr. Kazarian, Mr. Leisure, Mr. Price, Mr. Park, Ms. Tolan, and Mr. Wasson received a stock option grant on March 24, 2022 with an aggregate fair market value of $340,000 or, in the case of Mr. Thierer, an aggregate fair market value of $680,000 (the “2022/2023 Grant”). The 2022/2023 Grant will vest as to 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date, subject to continued service. Each of these directors will not be eligible to receive the Annual Grant for calendar years 2022 and 2023.
The Annual Grant and the 2022/2023 Grant will vest and become exercisable in full immediately prior to the occurrence of a Change in Control (as defined in the 2021 Plan).
Compensation under the Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the 2021 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of October 25, 2022, the Record Date for the Annual Meeting, with respect to holdings of our Class A common stock and our Class V common stock by:
•	stockholders who beneficially owned more than 5% of the outstanding shares of our Class A common stock or our Class V common stock;
•	each of our named executive officers and directors; and
•	all directors and executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.
As described under “Certain Relationships and Related Person Transactions,” each unit of P3 Health Group, LLC (the “P3 LLC Units”) (other than P3 LLC Units held by us) is redeemable from time to time at each holder’s option (subject in certain circumstances to time-based vesting requirements) for, at our election (determined solely by a majority of our directors who are disinterested), shares of our Class A common stock on a one-for-one basis, or to the extent there is cash available from a secondary offering, a cash payment equal to a volume weighted average market price of one share of Class A common stock for each P3 LLC Unit so redeemed, in each case, in accordance with the terms of the P3 LLC A&R LLC Agreement; provided that, at our election (determined by a majority or our directors who are disinterested), we may effect a direct exchange of such Class A common stock or such cash, as applicable, for such P3 LLC Units.
The P3 LLC Unitholders may, subject to certain exceptions, exercise such redemption right for as long as their P3 LLC Units remain outstanding. See “Certain Relationships and Related Person Transactions— Amended and Restated Limited Liability Company Agreement of P3 LLC.” In connection with the Closing of the Business Combinations, we issued to certain holders of P3 Health Group Holdings (the “P3 Equityholders”), for nominal consideration, one share of Class V common stock for each P3 LLC Unit such P3 Equityholder owned. As a result, the number of shares of Class V common stock listed in the table below correlates to the number of P3 LLC Units the P3 Equityholders own as of October 25, 2022.
The number of shares beneficially owned by the holders in the table below assume the maximum number of P3 LLC Units and shares of Class V common stock or shares of Class A common stock, as applicable, are released from escrow to each holder. See the disclosure under “Certain Relationships and Related Party Transactions - Related Person Transactions in connection with the Business Combinations-Escrow Agreement.”
Unless otherwise noted, the business address of each of those listed in the table below is 2370 Corporate Circle, Suite 300, Henderson, NV 89074. We have based our calculation of the percentage of beneficial ownership on 243,603,813 shares of Common Stock outstanding as of October 25, 2022, consisting of 41,578,890 shares of our Class A common stock and 202,024,923 shares of our Class V common stock.
Unless otherwise indicated, we believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Class A Common Stock	% of Class	Class V Common Stock(1)	% of Class	Total Voting Power(2)
Directors and Named Executive Officers:
Mark Thierer	—	—	—	—	—
Sherif Abdou(3)	—	—	28,185,982	14.0%	11.6%
Amir Bacchus(4)	—	—	18,790,658	9.3%	7.7%
Greg Wasson(5)	7,753,525	18.6%	—	—	3.2%
Lawrence Leisure	—	—	—	—	—
Mary Tolan	—	—	—	—	—
Greg Kazarian(6)	—	—	1,177,659	*	*
Thomas Price(7)	—	—	1,177,659	*	*
Jeffrey Park	—	—	—	—	—
Eric Atkins(8)	—	—	450,517	*	*
All Directors and Executive Officers of post-combination Company as a group (9 individuals)(9)	7,753,525	18.6%	49,782,475	24.6%	23.6%
Five Percent Holders:
Chicago Pacific Founders(10)	8,732,517	21.0%	91,269,317	45.2%	41.1%
Hudson Vegas Investment SPV, LLC(11)	—	—	43,974,331	21.8%	18.1%
FMR LLC(12)	10,120,307	24.3%	—	—	4.2%
Foresight Sponsor Group, LLC(13)	7,753,525	18.6%	—	—	3.2%
Leavitt Equity Partners II, L.P.(14)	—	—	7,505,383	3.7%	3.1%
Ameriprise Financial, Inc.(15)	4,200,863	10.1%	—	—	1.7%
LMR Partners LLP(16)	2,463,719	5.9%	—	—	1.0%
The Vanguard Group(17)	2,140,558	5.1%	—	—	0.9%
*	Less than 1%.
(1)	Class V common stock entitles the holder thereof to one vote per share.
(2)	Represents the percentage of voting power of the holders of Class A common stock and Class V common stock of the Company voting together as a single class.
(3)
Includes 7,907,484 shares held by the NA 2021 GRAT, a grantor retained annuity trust of which Sherif Abdou, M.D. and his spouse serve as trustees, 3,058,479 shares held by the NA 2021 Trust, a trust for the benefit of Sherif Abdou, M.D. and his children, of which Sherif Abdou, M.D. and his spouse serve as trustees, 1,408,437 shares held by the NA Charitable Trust, a charitable remainder trust of which Sherif Abdou, M.D., his spouse and his children serve as trustees, 7,907,484 shares held by the SA 2021 GRAT, a grantor retained annuity trust of which Sherif Abdou, M.D. and his spouse serve as trustees, 3,058,479 shares held by the SA 2021 Trust, a trust for the benefit of Sherif Abdou, M.D. and his children, of which Sherif Abdou, M.D. and his spouse serve as trustees, 1,408,437 shares held by the SA Charitable Trust, a charitable remainder trust of which Sherif Abdou, M.D., his spouse and his children serve as trustees, and 3,437,182 shares held by the Abdou Family Trust, a revocable trust of which Sherif Abdou, M.D. and his spouse serve as trustees, and of which Sherif Abdou, M.D. and his spouse are beneficiaries. Includes an aggregate of 2,653,044 shares of Class V common stock and 2,653,044 P3 LLC Units being held in escrow until the resolution of the Class D Dispute and the Cash Preference Dispute.

(4)
Includes 15,032,528 shares held by Amir Bacchus, M.D. and 3,758,130 shares held by Charlee Co LLC, of which Amir Bacchus, M.D. serves as managing member. Includes 1,768,698 shares of Class V common stock and 1,768,698 P3 LLC Units being held in escrow until the resolution of the Class D Dispute and the Cash Preference Dispute.

(5)
Consists of the securities held by Foresight Sponsor Group, LLC (“FSG”) identified in footnote (11) below. FSG is governed by a board of managers consisting of Greg Wasson and Michael Balkin. Accordingly, each of Mr. Wasson and Mr. Balkin may be deemed to beneficially own the securities held by FSG. The principal business office of Mr. Wasson is 2045 W. Grand Avenue, Ste. B, PMB 8512, Chicago, Illinois 60612.

(6)
Includes 102,785 shares of Class V common stock and 102,785 P3 LLC Units being held in escrow until the resolution of the Class D Dispute. Includes 706,595 shares that Mr. Kazarian owns directly and 471,064 shares owned through the Kazarian 2020 Irrevocable Trust, for which Mr. Kazarian serves as Trustee.

(7)	Includes 102,785 shares of Class V common stock and 102,785 P3 LLC Units being held in escrow until the resolution of the Class D Dispute.
(8)
Includes 44,197 shares of Class V common stock and 44,197 P3 LLC Units being held in escrow until the resolution of the Class D Dispute. Also includes 203,160 shares of restricted Class V common stock and 203,160 restricted Common Units that vest in five equal annual installments beginning on January 20, 2022.

(9)
Includes 4,671,509 shares of Class V common stock and 4,671,509 P3 LLC Units being held in escrow until the resolution of the Class D Dispute and the Cash Preference Dispute. This does not include any shares beneficially owned by Erin Darakjian. Ms. Darakjian was appointed as the Company’s interim Chief Financial Officer, effective November 1, 2022, succeeding Eric Atkins in such role. Ms. Darakjian did not own any Class A common stock or Class V common stock as of October 25, 2022.

(10)
Based solely on the Schedule 13D filed with the SEC on December 13, 2021 by (i) Chicago Pacific Founders UGP, LLC, (ii) Chicago Pacific Founder GP, L.P., (iii) Chicago Pacific Founders Fund, L.P., and (iv) Chicago Pacific Founders Fund B, L,P. Includes 89,183,894 shares of Class V common stock held by Chicago Pacific Founders Fund, L.P., 2,085,333 shares of Class V common stock held by Chicago Pacific Founders GP, L.P., 2,778,931 shares of Class A common stock held by Chicago Pacific Founders Fund-A, L.P. and 5,953,586 shares of Class A common stock held by Chicago Pacific Founders Fund-B, L.P. The General Partner of each of Chicago Pacific Founders Fund, L.P., Chicago Pacific Founders Fund-A, L.P. and Chicago Pacific Founders Fund-B, L.P. is Chicago Pacific Founders GP, L.P. The General Partner of Chicago Pacific Founders GP, L.P. is Chicago Pacific Founders UGP, LLC, which is managed by Mary Tolan, Lawrence Leisure and Vance Vanier. Included in the number of shares of Class V common stock and Class A common stock are 8,224,897 shares of Class V common stock and 723,291 shares of Class A common stock, respectively, that are being held in escrow until the resolution of the Class D Dispute and the Cash Preference Dispute, as applicable, described above and will be voted in accordance with the proportional vote totals that a matter receives by all voting securities other than those being held in escrow. The business address for the reporting persons is 980 North Michigan Avenue, Suite 1998, Chicago, IL 60611.

(11)
Based solely on the Schedule 13D filed by Hudson Vegas Investment SPV, LLC, Hudson Vegas Investment Manager, LLC and Daniel Straus with the SEC on December 17, 2021. Hudson Vegas Investment Manager, LLC and Daniel Straus each may be deemed to share voting and dispositive power over the shares of Class V common stock which are held by Hudson Vegas Investment SPV, LLC. Each of Hudson Vegas Investment Manager, LLC and Daniel Straus disclaims beneficial ownership of any shares other than to the extent they may have a pecuniary interest therein. Included in the number of shares of Class V common stock are 1,126,765 shares of Class V common stock that are being held in escrow until the resolution of the Cash Preference Dispute and 3,315,859 shares of Class V common stock that are being held in escrow until the resolution of the Class D Dispute, and will be voted in accordance with the proportional vote totals that a matter receives by all voting securities other than those being held in escrow. The principal business address of each of the reporting persons is 173 Bridge Plaza North, Fort Lee, New Jersey 07024.

(12)
Based solely on the Schedule 13G filed by FMR LLC, Fidelity Contrafund and Abigail P. Johnson with the SEC on January 7, 2022. FMR LLC and Abigail P. Johnson may be deemed to have beneficial ownership over 10,120,307 shares. Fidelity Contrafund may be deemed to have beneficial ownership over 2,735,364 shares. FMR LLC has sole voting power with respect to 3,473,042 shares and sole dispositive power with respect to 10,120,307 shares. Abigail P. Johnson has sole voting power with respect to no shares and sole dispositive power with respect to 10,120,307 shares. Fidelity Contrafund has sole voting power with respect to 2,735,364 shares and sole dispositive power with respect to no shares. Abigail P. Johnson is a Director, the Chairman, and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the “Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The principal business address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(13)
Based solely on the Schedule 13G filed with the SEC on January 18, 2022 by FSG, Michael P. Balkin and Gregory D. Wasson. Each of the reporting persons may be deemed to have beneficial ownership of 7,753,525 shares of Class A common stock consisting of (1) 7,526,025 shares of Class A common stock held by FSG and (2) 227,500 shares of Class A common stock issuable upon exercise of a warrant held by FSG (the “FSG Warrant”). Each of the reporting persons has shared voting and dispositive power with respect to 7,753,525 shares. The principal business office of Mr. Wasson and FSG is 2045 W. Grand Avenue, Ste. B, PMB 82152, Chicago, Illinois 60612. The principal business office of Mr. Balkin is 3201 South Ocean Boulevard, Unit 404, Highland Beach, Florida 33487.

(14)
Based solely on the Schedule 13D filed with the SEC on September 12, 2022 by Leavitt Equity Partners II, L.P. (“LEP LP”), Leavitt Equity Partners II, LLC (“LEP LLC”), LEP Management, LLC (“LEP Management”), Leavitt Legacy LLC (“Legacy”), and Taylor Leavitt (collectively, the “Leavitt Reporting Persons”). LEP LLC is the general partner of LEP LP, which is an investment limited partnership. LEP Management is the investment advisor of LEP LP. Legacy is the manager of LEP LLC. Mr. Leavitt is the sole owner of Legacy. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, the Leavitt Reporting Persons would be deemed to beneficially own more than five percent of Class A common stock as result of the Reporting Persons’ ownership of P3 LLC Units. Each of the Levitt Reporting Persons is deemed to have shared voting and shared dispositive power with respect to 7,505,383 shares. Includes 676,360 shares of Class V common stock and 676,360 P3 LLC Units being held in escrow until the resolution of the Class D Dispute. The principal business address of the Leavitt Reporting Persons is 299 South Main Street, Suite 2300, Salt Lake City, UT 84111.

(15)
Based solely on the Schedule 13G filed with the SEC on April 11, 2022 by Ameriprise Financial, Inc. (“AFI”), Columbia Management Investment Advisers, LLC (“CMIA”), Columbia Wanger Asset Management, LLC (“CWAM”), and Columbia Acord Fund (the “Fund”). CMIA, CWAM and AFI do not directly own any shares. As the investment adviser to the Fund and various other unregistered and registered investment companies and other managed accounts, CMIA and CWAM may be deemed to beneficially own the Fund’s shares. AFI, as the parent company of CMIA and CWAM, may be deemed to beneficially own CMIA and CWAM’s shares. AFI and CMIA reported shared voting and dispositive power over 4,200,863 shares and sole voting and dispositive power over no shares. CWAM reported shared voting and dispositive power with respect to 4,197,373 shares and sole voting power and dispositive power over no shares. The Fund reported sole voting power and dispositive power over 2,500,000 shares and shared voting and dispositive power over no shares. The principal business address of AFI is 45 Ameriprise Financial Center, Minneapolis, MN 55474. The principal business address of CMIA is 290 Congress Street, Boston, MA 02210. The principal business address of CWAM and the Fund is 71 S Wacker Drive, Suite 2500, Chicago, IL 60606.

(16)
Based solely on the Schedule 13G filed with the SEC on April 12, 2022 by LMR Master Fund Ltd (“LMR Master Fund”), LMR CCSA Master Fund Ltd. (“CCSA Master Fund”), LMR Partners LLP, LMR Partners Limited, LMR Partners LLC, LMR Partners AG, Ben Levine and Stefan Renold (collectively, the “LMR Reporting Persons”). Represents 2,463,719 shares of Class A common stock issuable upon the exercise of Public Warrants held by LMR Master Fund and CCSA Master Fund. Ben Levine and Stefan Renold are ultimately in control of the investment and voting decisions of the LMR Investment Managers with respect to the securities held by LMR Master Fund and CCSA Master Fund. The principal business address of each of the LMR Reporting Persons is c/o LMR Partners LLP, 9th Floor, Devonshire House, 1 Mayfair Place, London, W1J 8AJ, United Kingdom.

(17)
Based solely on the Schedule 13G filed by The Vanguard Group with the SEC on February 9, 2022. The 13G reports that The Vanguard Group has sole dispositive power with respect to 2,140,558 shares, shares dispositive power with respect to no shares, and sole voting and dispositive power with respect to no shares. The Vanguard Group, Inc.'s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2021 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, officers and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended December 31, 2021 other than one Form 3 filed jointly by Hudson Vegas Investment SPV, LLC, Hudson Vegas Investment Manager, LLC and Daniel Straus, which was filed late.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Approval of Related Person Transactions
Our Board has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our legal team is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our legal team determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our General Counsel is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chairperson of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.
Relationships and Transactions with Directors, Executive Officers and Significant Stockholders
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2021, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”
Transactions in connection with the Business Combinations
Subscription Agreements
Contemporaneously with the execution of the Merger Agreement and the Transaction and Combination Agreement, we entered into the Subscription Agreements with the various Subscribers party thereto. Under the Subscription Agreements, the investors agreed to purchase and subscribe for, and we agreed to sell and issue to such investors, an aggregate of 20,870,307 PIPE Shares (as defined above) for a purchase price of $10.00 per share, in a private placement. The primary purpose of the sale of the PIPE Shares was to raise additional capital for use in connection with the Business Combinations and to meet the minimum available cash requirement provided in the Merger Agreement.
Pursuant to the Subscription Agreements, we agreed that, within 30 calendar days after the consummation of the Business Combinations (the “Filing Deadline”), we would file with the SEC a registration statement registering the resale of the PIPE Shares, and use our commercially reasonable efforts to have that registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 75th calendar day following the earlier of the Filing Deadline and the initial filing date of the registration statement if the SEC notifies us that it will “review” the registration statement and (ii) the 5th business day after the date we are notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. Our obligations to include the PIPE Shares held by a Subscriber in the registration statement is contingent upon the relevant Subscriber furnishing in writing, to us such information regarding the Subscriber, the PIPE Shares held by such Subscriber and the intended method of disposition of the PIPE Shares, as is reasonably requested by us to effect the registration of such PIPE Shares, and must execute such documents in connection with such registration as we may reasonably request, which will be what is customary of a selling stockholder in similar situations.
Support Agreement
Contemporaneously with the execution of the Merger Agreement and the Transaction and Combination Agreement, the Sponsors, Foresight and Legacy P3 entered into the Sponsor Support Agreement (the “Support Agreement”). Pursuant to the Support Agreement, the Sponsors agreed, among other things: (i) not to sell, pledge or otherwise dispose of (or agree to dispose of) any of their securities in Foresight; (ii) to vote or cause to be voted at any meeting in favor of each proposal in favor of the Business Combinations and against any merger or other similar business combination transaction with any party other than Legacy P3 or other proposal that would prevent the Business Combinations; (iii) to vote or cause to be voted at any meeting in favor of any amendment to warrants issued by Foresight, and any amendment thereto proposed in the Warrant Exchange Offer/Solicitation contemplated by the Merger Agreement (which did not occur); (iv) to comply with their obligations under that certain letter agreement, dated as of February 9, 2021, by and among Foresight, the Sponsors, Greg Wasson, Michael Balkin, Gerald Muizelaar, Brian Gamache, Robert Zimmerman and John Svoboda; and (v) comply with Foresight’s non-solicitation covenants under the Merger Agreement (with respect to the provisions thereof applicable to representatives of Foresight).
Pursuant to the Support Agreement, our Sponsor (but not FA Co-Investment LLC) agreed to tender or cause to be tendered any and all Foresight Warrants that our Sponsor owns of record or beneficially (as defined in the Securities Act) pursuant to and in accordance with the terms of the Warrant Exchange Offer/Solicitation. Our Sponsor also agreed that once its Foresight Warrants are tendered, it will not withdraw or cause or permit to be withdrawn any of such Foresight Warrants from the Warrant Exchange Offer/Solicitation, unless and until the Support Agreement has been terminated.
Amended and Restated Limited Liability Company Agreement of P3 LLC
We operate our business through P3 LLC (as the successor of P3) and its subsidiaries. At the closing of the Business Combinations, the limited liability company agreement of P3 LLC was amended and restated into the P3 LLC A&R LLC Agreement, which sets forth, among other things, the rights and obligations of the members of P3 LLC after the Closing.
Sole Manager. Pursuant to the P3 LLC A&R LLC Agreement, P3 is the sole manager of P3 LLC. As the sole manager, P3 is generally able to control all of the day-to-day business affairs and decision-making of P3 LLC without the approval of any member of P3 LLC, unless otherwise stated in the P3 LLC A&R LLC Agreement. As the sole manager of P3 LLC, P3, through its officers and directors, is responsible for all operational and administrative decisions of P3 LLC and the day-to-day management of P3 LLC’s business. Pursuant to the terms of the P3 LLC A&R LLC Agreement, P3 cannot be removed or replaced as the sole manager of P3 LLC except by its resignation, which may be given at any time by written notice to the other members of P3 LLC.
Compensation, Expenses. P3 is not entitled to compensation for its services as the manager of P3 LLC except as expressly provided for in the P3 LLC A&R LLC Agreement. P3 is entitled to reimbursement by P3 LLC for reasonable out-of-pocket expenses incurred on behalf of P3 LLC, including all expenses associated with P3 being a public company and maintaining its corporate existence.
Distributions. The P3 LLC A&R LLC Agreement requires tax distributions to be made by P3 LLC to its members on a pro rata basis, except to the extent such distributions would render P3 LLC insolvent or are otherwise prohibited by law. Tax distributions are made on a quarterly basis, to each member of P3 LLC, including P3, based on such member’s allocable share of the taxable income of P3 LLC and an assumed tax rate that will be determined by P3, as described below. The assumed tax rate for purposes of determining tax distributions from P3 LLC to its members will be the highest combined federal, state, and local tax rate that may potentially apply to a corporate or individual taxpayer (whichever is higher) resident in New York City, New York, taking into account certain assumptions and without regard to the actual final tax liability of any such member. The P3 LLC A&R LLC Agreement also allows for cash distributions to be made by P3 LLC (subject to P3’s discretion as the sole manager of P3 LLC) to its members on a pro rata basis out of cash available for distribution in accordance with the P3 LLC A&R LLC Agreement. We expect P3 LLC may make distributions out of distributable cash periodically and as necessary to enable us to cover P3’s operating expenses and other obligations, including tax liability and other obligations under the Tax Receivable Agreement, except to the extent such distributions would render P3 LLC insolvent or are otherwise prohibited by law.
Transfer Restrictions. The P3 LLC A&R LLC Agreement generally does not permit transfers of P3 LLC Units by members, except for transfers to permitted transferees, transfers pursuant to the participation right described below and other limited exceptions. The P3 LLC A&R LLC Agreement imposes additional restrictions on transfers (including on exchanges of P3 LLC Units and Class V common stock for Class A common stock) that are necessary or advisable so that P3 LLC is not treated as a “publicly traded partnership” for U.S. federal income tax purposes. In the event of a permitted transfer under the P3 LLC A&R LLC Agreement, the transferring member will be required to simultaneously transfer shares of Class V common stock held by such transferring member to such transferee equal to the number of P3 LLC Units that were transferred to such transferee in such permitted transfer.
The P3 LLC A&R LLC Agreement permits holders of P3 LLC Units to participate in a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to Class A common stock that is approved by our board of directors by delivering a participation redemption notice, which shall be effective immediately prior to, and contingent upon, the consummation of such transaction.
Permitted transferees of P3 LLC Units will be required to assume all of the obligations of a transferring member with respect to the transferred P3 LLC Units by executing a joinder to the P3 LLC A&R LLC Agreement, and such transferee shall be bound by any limitations and obligations under the P3 LLC A&R LLC Agreement.
Maintenance of One-to-One Ratios. The P3 LLC A&R LLC Agreement includes provisions intended to ensure that P3 at all times maintains (i) a one-to-one ratio between the number of P3 LLC Units owned, directly or indirectly, by P3 and the aggregate number of shares of Class A common stock issued and outstanding, and (ii) a one-to-one ratio between the aggregate number of P3 LLC Units owned, directly or indirectly, by the members of P3 LLC (other than P3 and its subsidiaries) and the number of shares of Class V common stock issued and outstanding. These ratio requirements disregard (1) shares of Class A common stock issuable under unvested equity incentive awards granted by P3, (2) treasury stock, and (3) preferred stock or other debt or equity securities (including warrants, options or rights) issued by P3 that are convertible into or exercisable or exchangeable for shares of Class A common stock, except to the extent P3 has contributed the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, to the equity capital of P3 LLC.
Excluding certain warrants, options or similar instruments granted pursuant to any equity plan or stock option plan in effect on, or adopted after, the date of the P3 LLC A&R LLC Agreement by P3 LLC or P3, in the event any holder of P3 Warrants exercises a P3 Warrant, then P3 will cause a corresponding exercise of a warrant to purchase P3 LLC Units with similar terms held by P3, such that the number of shares of Class A common stock issued in connection with the exercise of such P3 Warrants will be matched with a corresponding number of P3 LLC Units issued by P3 LLC to P3. In the event that a P3 Warrant is redeemed, P3 LLC will redeem a warrant to purchase P3 LLC Units with similar terms held by P3.
Issuance of P3 LLC Units upon Exercise of Options or Issuance of Other Equity Compensation. The P3 LLC A&R LLC Agreement contemplates the manner in which various types of equity incentive awards will be treated by P3 and P3 LLC.
Dissolution. The P3 LLC A&R LLC Agreement provides that the consent of P3, as the manager of P3 LLC, and members holding a majority of the P3 LLC Units then outstanding (excluding P3 LLC Units held directly or indirectly by P3) will be required to voluntarily dissolve P3 LLC. In addition to a voluntary dissolution, P3 LLC will be dissolved upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (1) first, to pay the expenses of winding up P3 LLC; (2) second, to pay debts, liabilities and obligations owed to creditors of P3 LLC other than members; (3) third, to pay debts, liabilities and obligations owed to the members (other than payments or distributions owed to the members in their capacity as such pursuant to the P3 LLC A&R LLC Agreement); and (4) fourth, to the members pro-rata in accordance with their respective percentage ownership interests in P3 LLC (as determined based on the number of P3 LLC Units held by a member relative to the aggregate number of all outstanding P3 LLC Units).

Confidentiality. Each member of P3 LLC (other than P3) agrees to maintain the confidentiality of P3 LLC’s confidential information. This obligation excludes information (i) that is independently developed by the members without use of or reference to such confidential information, (ii) that is or becomes generally available to the public other than as a direct or indirect result of a disclosure by a member or its affiliates or representatives, (iii) that is or becomes available to a member from a source other than P3, P3 LLC, any of its subsidiaries or their respective representatives, provided that such source is not, and was not, known by such member to be bound by a confidentiality agreement with, or any other confidentiality obligation owed to P3, P3 LLC or any of their respective affiliates or representatives, or (iv) approved for release by written authorization of the Chief Executive Officer, the Chief Financial Officer or the General Counsel of either P3 LLC or P3.
Fiduciary Duties; Indemnification. The P3 LLC A&R LLC Agreement provides (i) that the manager of P3 LLC owes P3 LLC and its members the same fiduciary duties as the manager would owe to a Delaware corporation and its stockholders if such manager were a member of the board of directors of such corporation, and (ii) that the officers of P3 LLC owe P3 LLC and its members duties of the type owed by the officers of a Delaware corporation to such corporation and its stockholders. The P3 LLC A&R LLC Agreement also provides for indemnification to the fullest extent permitted by law of (1) the manager (and its directors, officers, employees and agents), (2) officers, employees and agents of P3 LLC and (3) persons serving at P3 LLC’s request as a manager, officer, director, employee or agent of another entity, in each case, subject to certain exceptions, including in the case of fraud, willful misconduct, knowing violations of law and breaches of representations, warranties or covenants under the P3 LLC A&R LLC Agreement.
P3 LLC Unit Exchange Right. The P3 LLC A&R LLC Agreement provides a redemption right to the members of P3 LLC (other than P3 and its subsidiaries) which entitles them to have their P3 LLC Units redeemed for, at P3’s election, newly-issued shares of Class A common stock on a one-for-one basis, or a cash payment equal to the volume weighted average market price of one share of Class A common stock for each P3 LLC Unit so redeemed. As holders of P3 LLC Units exercise their redemption rights, P3’s economic interest in P3 LLC will be correspondingly increased and the number of shares of Class V common stock outstanding will be correspondingly reduced.
Each member’s (other than P3 and its subsidiaries) redemption rights are subject to certain customary limitations, including the expiration of any contractual lock-up period relating to the shares of Class A common stock that may be applicable to such member, and may be conditioned on the closing of an underwritten distribution of the shares of Class A common stock that may be issued in connection with such proposed redemption.
Whether by redemption or exchange, P3 is obligated to ensure that at all times the number of P3 LLC Units that P3 owns equals the number of outstanding shares of Class A common stock (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities).
Amendments. In addition to certain other requirements, P3’s prior written consent, as manager, and the prior written consent of members holding a majority of the P3 LLC Units then outstanding and entitled to vote (excluding P3 LLC Units held directly or indirectly by P3) will generally be required to amend or modify the P3 LLC A&R LLC Agreement.
Tax Receivable Agreement
Pursuant to our election under Section 754 of the Internal Revenue Code (the “Code”), we expect to obtain an increase in our share of the tax basis in the net assets of P3 LLC when its units are redeemed or exchanged. We intend to treat any redemptions and exchanges of P3 LLC units as direct purchases of the units for U.S. federal income tax purposes. These increases in tax basis may reduce the amounts that we would otherwise pay in the future to various tax authorities. They may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent the tax basis is allocated to those capital assets.
In connection with the Business Combinations, we entered into a TRA that provides for the payment by us of 85% of the amount of any tax benefits that we actually realize, or in some cases are deemed to realize, as a result of (i) increases in our share of the tax basis in the net assets of P3 LLC resulting from any redemptions or exchanges of P3 LLC, (ii) tax basis increases attributable to payments made under the TRA, and (iii) deductions attributable to imputed interest pursuant to the TRA (the “TRA Payments”). We expect to benefit from the remaining 15% of any tax benefits that we may actually realize.

The estimation of a liability under the TRA is, by its nature, imprecise and subject to significant assumptions regarding a number of factors, including (but not limited to) the amount and timing of taxable income generated by the Company each year as well as the tax rate then applicable. As a result of the Business Combinations, the potential future tax benefits are estimated to be $5.4 million, of which $4.6 million is estimated to be the associated TRA liability.
As noted above, the Company has no recorded tax benefits associated with the increase in tax basis as a result of the Business Combinations. As a result, the Company determined that payments to TRA holders are not probable and no TRA liability has been recorded as of December 31, 2021.
As non-controlling interest holders exercise their right to exchange their units in P3 LLC, a TRA liability may be recorded based on 85% of the estimated future tax benefits that the Company may realize as a result of increases in the tax basis of P3 LLC. The amount of the increase in the tax basis, the related estimated tax benefits, and the related TRA liability to be recorded will depend on the price of the Company’s Class A Common Stock at the time of the relevant redemption or exchange.
We expect to obtain an increase in our proportionate share of the tax basis of the assets of P3 LLC (1) as a result of the purchase of the membership interests of P3 Health Group Holdings (the “P3 Existing Units”) from the P3 Equityholders in connection with the Business Combinations, (2) if and when (as described above under “—Amended and Restated Limited Liability Company Agreement of P3 LLC”) the P3 Equityholders receive shares of Class A common stock or cash in connection with any future redemption or exchange of P3 LLC Units pursuant to the P3 LLC A&R LLC Agreement and (3) in connection with certain distributions (or deemed distributions) by P3 LLC (any such basis increase, the “Basis Adjustments”). The parties intend to treat the purchase of P3 Existing Units described in clause (1) and any such redemption or exchange of P3 LLC Units described in clause (2) above as a direct purchase by us of P3 Existing Units and P3 LLC Units, as applicable, from the P3 Equityholders for U.S. federal income and other applicable tax purposes, regardless of whether such P3 Existing Units or P3 LLC Units are surrendered by the P3 Equityholders to P3 LLC or sold to us upon the exercise of our election to acquire P3 LLC Units directly. A Basis Adjustment may have the effect of increasing (for income tax purposes) depreciation and amortization deductions allocable to us and thereby reducing the amounts that we would otherwise pay in the future to various tax authorities. The Basis Adjustments may also decrease gains (or increase losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets.
In connection with the Business Combinations, we entered into the Tax Receivable Agreement with certain of the P3 Equityholders and P3 LLC. The Tax Receivable Agreement provides for the payment by us to the P3 Equityholders of 85% of the amount of tax benefits, if any, that we actually realize, or in some circumstances are deemed to realize, as a result of the transactions described above, including tax benefits attributable to payments made under the Tax Receivable Agreement (such as deductions attributable to imputed interest deemed paid pursuant to the Tax Receivable Agreement). P3 LLC has in effect an election under Section 754 of the Code effective for each taxable year in which a redemption or exchange of P3 LLC Units for shares of Class A common stock or cash occurs. These Tax Receivable Agreement payments are not conditioned upon any continued ownership interest in either P3 LLC or us by the P3 Equityholders. The rights of the P3 Equityholders under the Tax Receivable Agreement are assignable to transferees, including transferees of the P3 LLC Units (other than us or P3 LLC as transferee pursuant to subsequent redemptions or exchanges of the transferred P3 LLC Units). We expect to benefit from the remaining 15% of tax benefits, if any, that we may actually realize.
The actual Basis Adjustments, as well as any amounts paid to the P3 Equityholders under the Tax Receivable Agreement, varies depending on a number of factors, including:
•
the price of shares of Class A common stock in connection at the time of redemptions or exchanges—the Basis Adjustments, as well as any related increase in any tax deductions, are directly related to the price of shares of Class A common stock at the time of each redemption or exchange;

•
the timing of any subsequent redemptions or exchanges—for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of P3 LLC at the time of each redemption or exchange or distribution (or deemed distribution);

•
the extent to which such redemptions or exchanges are taxable—if a redemption or exchange is not taxable for any reason, the Basis Adjustments, as well as any related increase in tax deductions, relating to such redemption or exchange will not be available; and

•
the amount and timing of our income—the Tax Receivable Agreement generally requires us to pay 85% of the tax benefits as and when those benefits are treated as realized under the terms of the Tax Receivable Agreement. If we do not have taxable income, we generally will not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for that taxable year because no tax benefits will have been actually realized. However, any tax benefits that do not result in realized tax benefits in a given taxable year will likely generate tax attributes that may be utilized to generate tax benefits in previous or future taxable years. The utilization of any such tax attributes generally will result in payments under the Tax Receivable Agreement.

Decisions made by us in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations, or other changes in control, may influence the timing and amount of payments that are received by the P3 Equityholders under the Tax Receivable Agreement. For example, the earlier disposition of assets following a transaction that results in a Basis Adjustment will generally accelerate payments under the Tax Receivable Agreement and increase the present value of such payments.
For purposes of the Tax Receivable Agreement, cash savings in income tax are computed by comparing our actual income tax liability (subject to certain assumptions relating to state and local income taxes) to the amount of such taxes that we would have been required to pay had there been no Basis Adjustments and had the Tax Receivable Agreement not been entered into. The Tax Receivable Agreement generally applies to each of our taxable years, beginning with the first taxable year ending after the Business Combinations. There is no maximum term for the Tax Receivable Agreement; however, the Tax Receivable Agreement may be voluntarily terminated by us pursuant to an early termination procedure and shall be terminated upon the occurrence of certain mergers, asset sales, other forms of business combinations, or other changes of control or our material breach of our material obligations under the Tax Receivable Agreement under certain circumstances, and in each case we will be obligated to pay the P3 Equityholders an agreed upon amount equal to the estimated present value of the remaining payments to be made under the agreement (calculated based on certain assumptions, including regarding tax rates and utilization of the Basis Adjustments). However, our ability to make such payment may be subject to various limitations and restrictions, such as restrictions on distributions that would either violate any contract or agreement to which we or P3 LLC are then a party, or any applicable law.
The payment obligations under the Tax Receivable Agreement are our obligations and not of P3 LLC. Although the actual timing and amount of any payments that may be made under the Tax Receivable Agreement will vary, we expect that the payments that we may be required to make to the P3 Equityholders will be substantial. Any payments made by us to the P3 Equityholders under the Tax Receivable Agreement will generally reduce the amount of cash that might have otherwise been available to us. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid. Our failure to make any payment required under the Tax Receivable Agreement (including any accrued and unpaid interest) within 90 calendar days of the date on which the payment is required to be made will constitute a material breach of a material obligation under the Tax Receivable Agreement, which will generally terminate the Tax Receivable Agreement and accelerate payments thereunder, unless the applicable payment is not made because (i) we are prohibited from making such payment under the terms of the Tax Receivable Agreement or the terms governing certain of our indebtedness or (ii) we do not have, and despite using commercially reasonable efforts cannot obtain, sufficient funds to make such payment.
The Tax Receivable Agreement provides that if (i) we materially breach any of our material obligations under the Tax Receivable Agreement, (ii) certain mergers, asset sales, other forms of business combinations, or other changes of control were to occur, or (iii) we elect an early termination of the Tax Receivable Agreement, then our obligations, or our successor’s obligations, under the Tax Receivable Agreement would accelerate and become due and payable, based on certain assumptions, including an assumption that we would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the Tax Receivable Agreement, and an assumption that, as of the effective date of the acceleration, any P3 Equityholder that has P3 LLC Units that have not been exchanged is deemed to have exchanged such P3 LLC Units for the fair market value of the shares of Class A common stock or the amount of cash that would be received by such P3 Equityholder had such P3 LLC Units actually been exchanged on such date, whichever is lower. However, as noted above, our ability to make such payments may be limited by restrictions on distributions that would either violate any contract or agreement to which we or P3 LLC are then a party, or any applicable law.
As a result of the foregoing, we would be required to make an immediate cash payment equal to the estimated present value (calculated based on a discount rate equal to 10%) of the anticipated future tax benefits that are the subject of the Tax Receivable Agreement based on certain assumptions, which payment may be made significantly in advance of the actual realization, if any, of those future tax benefits and, therefore, we could be required to make cash payments to the P3 Equityholders that are greater than the specified percentage of the actual benefits we ultimately realize in respect of the tax benefits that are subject to the Tax Receivable Agreement. In these situations, our obligations under the Tax Receivable Agreement could have a material adverse effect on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations, or other changes of control. We cannot assure that we will be able to finance our obligations under the Tax Receivable Agreement or that we will be able to make the immediate cash payment described above to the extent our or P3 LLC’s ability to make such payment is restricted as described above.
Payments under the Tax Receivable Agreement are based on the tax reporting positions that we determine, and the IRS or another tax authority may challenge all or part of the Basis Adjustments, as well as other related tax positions we take, and a court could sustain any such challenge. If the outcome of any such challenge to any Basis Adjustments or the deduction of imputed interest deemed paid pursuant to the Tax Receivable Agreement would reasonably be expected to materially affect a recipient’s payments under the Tax Receivable Agreement, then we will not be permitted to settle or to fail to contest such challenge without the consent (not to be unreasonably withheld or delayed) of each P3 Equityholder, and any such restrictions will apply for as long as the Tax Receivable Agreement remains in effect. We will not be reimbursed for any cash payments previously made to the P3 Equityholders pursuant to the Tax Receivable Agreement if any tax benefits initially claimed by us are subsequently challenged by a taxing authority and ultimately disallowed. Instead, in such circumstances, any excess cash payments made by us to the P3 Equityholders will be netted against any future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement. However, we might not determine that we have effectively made an excess cash payment to the P3 Equityholders for a number of years following the initial time of such payment. As a result, it is possible that we could make cash payments under the Tax Receivable Agreement that are substantially greater than our actual cash tax savings.
Payments are generally due under the Tax Receivable Agreement within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR plus 100 basis points from the due date (without extensions) of such tax return. Any late payments that may be made under the Tax Receivable Agreement will continue to accrue interest at LIBOR (or alternate replacement rate) plus 500 basis points until such payments are made, including any late payments that we may subsequently make because we did not have enough available cash to satisfy our payment obligations at the time at which they originally arose or were prohibited from making such payments under the terms governing certain of our indebtedness (although such payments are not considered late payments and therefore would accrue interest at the lower interest if we make such payments promptly after such limitations are removed). Subject to certain exceptions as noted above, our failure to make any payment required under the Tax Receivable Agreement (including any accrued and unpaid interest) within 90 calendar days of the date on which the payment is required to be made will constitute a material breach of a material obligation under the Tax Receivable Agreement under certain circumstances, in which case, the Tax Receivable Agreement will terminate and future payments thereunder will be accelerated, as noted above.
Registration Rights and Lock-Up Agreement
At the Closing, the Sponsors, the Blocker Sellers, certain P3 Equityholders, Brian Gamache, John Svoboda and Robert Zimmerman (collectively, the “Holders”) and Foresight entered into the Registration Rights and Lock-Up Agreement. The Registration Rights and Lock-Up Agreement (i) amends, restates and replaces the registration rights agreement entered into by Foresight with the Sponsors, Brian Gamache, John Svoboda and Robert Zimmerman on February 9, 2021, and (ii) provides registration rights to the Holders pursuant to which P3 will be required to file a shelf registration statement to register the resale shares of Class A common stock or any other equity security held by the Holders upon the Closing, including the shares of Class A common stock issuable upon the future redemption of P3 LLC Units and shares of Class V common stock by such Holders and the Private Placement Units (including the Foresight Warrants and Class A common stock included therein and the Class A common stock issuable upon exercise of the Foresight Warrants included therein), in each case held by them upon the Closing (collectively, “Registrable Securities”). Assuming all of the P3 LLC Units are redeemed for Class A common stock and all of the Private Placement Warrants are exercised, the Registrable Securities consist of an aggregate of 239,866,497 shares of Class A common stock and 277,500 Private Placement Warrants.
In addition, subject to certain requirements and customary conditions, the Holders may demand, at any time or from time to time, that Foresight file a shelf registration statement on Form S-3, or if Form S-3 is not available, a Form S-1 to register the Registrable Securities held by such Holders. The Registration Rights and Lock-Up Agreement also provides the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.
Subject to certain exceptions, the Registration Rights and Lock-Up Agreement further provides for the Class A common stock, the Class V common stock and the Class A common stock issuable upon the future exchange of P3 LLC Units and shares of Class V common stock held by the P3 Equityholders and the Blocker Sellers after the Closing to be locked-up for a period of six months following the Closing, while the Class A common stock received by the Sponsors upon conversion of the Class B Common Stock on the Closing Date will be locked-up for a period of one year following the Closing, subject to earlier release upon (i) the date on which the last reported sale price of the Class A common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-day trading period commencing at least 150 days after the Closing or (ii) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction after the Closing that results in all of the Company’s stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property. The Private Placement Units, including the Class A common stock included therein, the Private Placement Warrants and Class A common stock issuable upon exercise of the Private Placement Warrants will be locked-up for a period of thirty days following the Closing.
Except as set forth in the Registration Rights and Lock-Up Agreement, P3 will be required to bear all expenses incurred in connection with the filing of any such registration statements and any such offerings, other than underwriting discounts and commissions on the sale of Registrable Securities, brokerage fees, underwriter marketing costs and, except as specified in the Registration Rights and Lock-Up Agreement, the fees and expenses of counsel to holders of Registrable Securities. The Registration Rights and Lock-Up Agreement also includes customary provisions regarding indemnification and contribution.
Escrow Agreement
On December 3, 2021, we entered into an escrow agreement (the “Escrow Agreement”) with P3 Health Group Holdings, P3 LLC, Hudson Vegas Investment SPV, LLC (the “Class D Member”), Mary Tolan and Sherif Abdou (the “Unitholder Representatives”) and PNC Bank, N.A. (“Escrow Agent”). Pursuant to the Escrow Agreement, certain of the consideration for the Business Combinations was set aside in an escrow until resolution of the disputes described below.
At Closing, (i) cash, certain units of P3 LLC (“P3 LLC Units”) and shares of Class V common stock and Class A common stock were placed in escrow, to be allocated upon resolution of the dispute regarding the Class D purchase option described in the section titled “Business—Legal Proceedings—Class D Dispute” in our 2021 Form 10-K (the “Class D Dispute”), and (ii) certain members of P3 LLC (the “Contributing P3 Equityholders”) contributed cash, and Hudson contributed P3 LLC Units and shares of Class V common stock, into escrow, to be allocated upon resolution of a dispute regarding Hudson’s right to a preference on the cash portion of the Merger consideration (the “Cash Preference Dispute”). If the Class D Dispute is (i) resolved in favor of Hudson, Hudson will receive cash, the P3 LLC Units and shares of Class V common stock escrowed for the Class D Dispute and the shares of Class A common stock escrowed for the Class D Dispute will be retired or (ii) resolved in favor of the former members of P3 Health Group Holdings (other than Hudson), the former members of P3 Health Group Holdings (including Hudson) will receive cash, the P3 LLC Units and Class V common stock or shares of Class A common stock, as applicable, escrowed for the Class D Dispute. If the Cash Preference Dispute is (i) resolved in favor of Hudson, the Contributing P3 Equityholders will receive the P3 LLC Units and shares of Class V common stock escrowed for the Cash Preference Dispute or shares of Class A common stock, as applicable, and Hudson will receive cash, or (ii) resolved in favor of the former members of P3 Health Group Holdings (other than Hudson), Hudson will receive the P3 LLC Units and shares of Class V common stock escrowed for the Cash Preference Dispute and the Contributing P3 Equityholders will receive cash.
In the Escrow Agreement, the parties authorized the Unitholder Representatives to direct the voting power of any of the securities in escrow, as applicable, on any matter put to a vote of the applicable securityholders in accordance with the proportional vote totals that such matter received by all voting securities other than those in escrow.
Foresight Transactions
Founder Shares and Private Placement Units
Founder Shares
In October 2020, our Sponsors purchased an aggregate of 7,906,250 founder shares for a capital contribution of $25,000. In January 2021, our Sponsor transferred 25,000 founder shares to each Messrs. Gamache, Svoboda and Zimmerman, our initial director nominees. On October 4, 2021, all outstanding shares of Class B Common Stock were converted into shares of Class A common stock on a one-for-one basis.
Private Placement Units
Our Sponsors purchased an aggregate of 832,500 Private Placement Units for a purchase price of $10.00 per unit in a private placement that occurred simultaneously with the closing of our IPO on February 12, 2021. 682,500 of the Private Placement Units were purchased by our Sponsor and 150,000 Private Placement Units were purchased by FA Co-Investment LLC, an affiliate of one of the underwriters in the IPO.
Transfer Restrictions
The founder shares and the Private Placement Units (including the underlying Private Placement Warrants, the Private Placement Shares and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants) are each subject to transfer restrictions pursuant to lock-up provisions in the letter agreement with us entered into by our initial stockholders, officers and directors on February 9, 2021. Those lock-up provisions provide that, subject to limited exceptions, such securities are not transferable or salable (1) in the case of the founder shares, until the earlier of (A) one year after the completion of our Business Combinations and (B) subsequent to our Business Combinations, (x) the date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property or (y) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our Business Combinations, and (2) in the case of the Private Placement Units (including the underlying Private Placement Warrants, the Private Placement Shares and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants), until 30 days after the completion of our Business Combinations.
Waiver of Redemption Rights
In addition, pursuant to the letter agreement, dated February 9, 2021, our initial stockholders, officers and directors have agreed to waive: (1) their redemption rights with respect to any founder shares, the Private Placement Shares and public shares held by them, as applicable, in connection with the completion of our Business Combinations; (2) their redemption rights with respect to any founder shares, the Private Placement Shares and public shares held by them in connection with a stockholder vote to approve an amendment to our Charter (A) to modify the substance or timing of our obligation to allow redemptions in connection with our Business Combinations or to redeem 100% of our public shares if we have not consummated our Business Combinations by February 12, 2023 or (B) with respect to any other provision relating to stockholders’ rights or pre-Business Combinations activity; and (3) their rights to liquidating distributions from the Trust Account with respect to any founder shares and Private Placement Shares they hold if we fail to complete our Business

Combinations by February 12, 2023 or during any extension period (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our Business Combinations within the prescribed time frame).
Voting
Pursuant to the letter agreement, dated February 9, 2021, our initial stockholders, officers and directors have agreed to vote any shares of Class A common stock or founder shares owned by them in favor of the Business Combinations Proposal.
Administrative Services Agreement
On February 9, 2021, we entered into an Administrative Services Agreement pursuant to which we paid our Sponsor a total of $10,000 per month for office space, administrative and support services. Upon completion of our Business Combinations, we ceased paying these monthly fees. From the period commencing February 9, 2021 through December 31, 2021, we paid the Sponsor an aggregate of $96,071 for such services under the Administrative Services, as well as an additional $149,838 aggregate amount in support fees.
Registration Rights
Pursuant to a registration rights agreement entered into by us on February 9, 2021, the holders of the founder shares, Private Placement Units (including the underlying securities) and units (including the underlying securities) that may be issued upon conversion of working capital loans, and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants or upon the exercise of any warrants included within Working Capital Units issued upon conversion of working capital loans are entitled to registration rights requiring the Company to register such securities for resale (in the case of the founder shares, only after conversion to shares of Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of our Business Combinations and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. Notwithstanding the foregoing, FA Co-Investment LLC, an affiliate of one of the underwriters in the IPO, may not exercise its demand or “piggyback” registration rights after five and seven years, respectively, after the effective date of the IPO registration statement and may not exercise its demand rights on more than one occasion. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering our securities. We will bear the expenses incurred in connection with the filing of any such registration statements.
Promissory Notes—Related Parties
On October 22, 2020 and October 27, 2020, the Sponsors issued unsecured promissory notes to us, pursuant to which we may borrow up to an aggregate principal amount of $300,000. The promissory notes were non-interest bearing and payable on the earlier of (i) March 31, 2021 or (ii) the consummation of the IPO. The outstanding balance under the promissory notes of $275,000 as of December 31, 2020 was repaid upon the closing of the IPO on February 12, 2021 out of the portion of offering proceeds that was allocated for the payment of offering expenses (other than underwriting commissions) not held in the Trust Account.
On August 19, 2021, our Sponsor committed to providing us with an aggregate of $300,000 in loans. We borrowed $150,000 under the loan, which was non-interest bearing, unsecured and subsequently repaid upon the consummation of the Business Combinations.
Working Capital Loans
On August 19, 2021, the Sponsor committed to provide up to $300,000 in working capital loans as needed by the Company in order to finance transaction costs in connection with a Business Combinations. On October 27, 2021, the Sponsor committed to provide up to an additional $600,000 in working capital loans as needed by the Company in order to finance transaction costs in connection with a Business Combinations. The loans will follow the same structure as the $300,000 working capital loans as described above. The total commitment provided by the Sponsor will total $900,000, where none of which has been borrowed as of December 31, 2021.

P3 Transactions
Atrio Health Plans
In 2019, Chicago Pacific Founders, a P3 Equityholder, made an equity investment in Atrio Holding Company, LLC (“Atrio Holdings”). Atrio Health Plans, Inc. (“Atrio”) is a wholly owned subsidiary of Atrio Holdings. Two members of P3’s board of directors, Mary Tolan and Lawrence B. Leisure, serve as Managing Partners of Chicago Pacific Founders, and one member of P3’s board of directors, Greg Kazarian, serves as an Operating Partner of Chicago Pacific Founders. Beginning in 2020, P3 entered into a Full-Risk capitation agreement with Atrio pursuant to which P3 is delegated to perform services on behalf of Atrio’s members assigned to P3, including provider network credentialing, patient authorizations and medical management (care management, quality management and utilization management). In 2021, P3 earned capitation revenue from Atrio assigned members of $154.4 million and management fees of $2.2 million; and paid claims of $160.9 million for Atrio assigned members. In 2020, P3 earned capitation revenue from Atrio assigned members of $146.5 million and management fees of $2.2 million; and paid claims of $148.9 million for Atrio assigned members.
STOCKHOLDERS’ PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting of Stockholders (“2023 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 2370 Corporate Circle, Suite 300, Henderson, Nevada 89074 in writing not later than July 6, 2023.
Stockholders intending to present a proposal at the 2023 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting no earlier than August 18, 2023 and no later than September 17, 2023. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2023 Annual Meeting is more than 30 days before or more than 60 days after December 16, 2023, then our Secretary must receive such written notice not later than the 90th day prior to the 2023 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us.
Any notice of director nomination submitted to P3 other than through proxy access must include the additional information required by Rule 14a-19(b) under the Exchange Act.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
OTHER MATTERS
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

In connection with our solicitation of proxies for our 2023 Annual Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.
P3’S ANNUAL REPORT ON FORM 10-K
A copy of P3’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on October 25, 2022 without charge upon written request addressed to:
P3 Health Partners Inc.
Attention: Secretary
2370 Corporate Circle, Suite 300
Henderson, Nevada 89074
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 at ir.p3hp.org.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors

Jessica Puathasnanon
Chief Legal Officer and Secretary
Henderson, Nevada
November 3, 2022

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on December 15, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PIII2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on December 15, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D84065-P81338

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

P3 HEALTH PARTNERS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class I Directors to serve until the 2025 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Sherif Abdou
02) Greg Kazarian
03) Greg Wasson

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D84066-P81338

P3 HEALTH PARTNERS INC.
ANNUAL MEETING OF STOCKHOLDERS
December 16, 2022, 9:00 A.M. PACIFIC TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholders of P3 Health Partners Inc. hereby appoints Sherif Abdou, as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A common stock and/or Class V common stock, as applicable, of P3 Health Partners Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M., Pacific Time on Friday, December 16, 2022, which will be conducted via live webcast accessible at www.virtualshareholdermeeting.com/PIII2022, and any continuation, adjournment or postponement thereof (the "Annual Meeting").

Such proxy is authorized to vote in his discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the Annual Meeting or any adjournment, continuation, or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side